Exhibit 10(o)

Execution Version

PURCHASE AND SALE AGREEMENT

by and among

REX RADIO AND TELEVISION, INC., KELLY & COHEN APPLIANCES, INC. and
STEREO TOWN, INC., as Seller,
REX STORES CORPORATION,

and

COVENTRY REAL ESTATE INVESTMENTS, LLC, as Purchaser

i

SECTION 14	OTHER OFFERS	37
SECTION 15	MISCELLANEOUS	38
15.1	Entire Agreement; Amendments	38
15.2	Time	38
15.3	Counterpart Execution	38
15.4	Governing Law	38
15.5	Assignment; Third Party Beneficiaries	38
15.6	Section Headings	38
15.7	Severability	39
15.8	WAIVER OF TRIAL BY JURY	39
15.9	No Waiver	39
15.10	Time of Performance	39
15.11	Commercially Reasonable Efforts	39
15.11	Termination; Reduction of Purchase Price	39
15.13	Further Assurances	39
15.14	Non-Solicitation	40
15.15	1031 Exchange	40
15.16	Joint and Several Liability	40
15.17	Allocations	40
SECTION 16	ESCROW	40
16.1	Earnest Money	40
16.2	Duties	41
16.3	Closing	42

Exhibit 1.1	List of Sites
Exhibit 2.1(a)(i)	Legal Descriptions
Exhibit 2.3(a)	Form of Lease
Exhibit 2.3(b)	Form of Guaranty
Exhibit 2.3(c)	Form of License Agreement
Exhibit 3.4(a)	Form of Space Lease Estoppel
Exhibit 3.4(b)	Form of REA Estoppel
Exhibit 4.2(a)(i)	Form of Deed
Exhibit 4.2(a)(ii)	Form of Space Lease Assignment
Exhibit 4.2(a)(iii)	Form of Non-Foreign Transferor Certification
Exhibit 4.2(a)(vii)	Form of Date-Down Letter
Exhibit 4.2(a)(x)	Form of REA Assignment
Exhibit 4.2(a)(xii)	Form of Bill of Sale and Assignment
Exhibit 12(f)	Insurance Certificate
Schedule 2.1(a)(iv)	Schedule of Space Lease Documents
Schedule 2.3(a)(i)	Schedule of Twenty Leased Properties
Schedule 2.3(a)(ii)	Schedule of Twenty Non-Leased Properties
Schedule 2.3(e)	Schedule of Twenty-Two Properties
Schedule 3.1(a)(xix)	Schedule of Service Contracts
Schedule 3.3(f)	Schedule of Additional Properties
Schedule 3.3(i)	Schedule of Environmental Assessment Properties
Schedule 3.6(a)(vii)	Schedule of 25 Properties

Schedule 6.1(c)(i)	Schedule of Purchase Options
Schedule 6.1(c)(ii)	Schedule of Rights of First Refusal
Schedule 6.1(e)	Schedule of Litigation
Schedule 6.1(h)	Schedule of Leasing Commissions
Schedule 6.1(j)	Schedule of Required Consents
Schedule 15.17	Purchase Price Allocations

LIST OF DEFINED TERMS

90-Day License Agreement	9
Additional Properties	14
Additional Properties Material Maintenance Issue	15
Adjusted Aggregate Square Footage	42
Adjusted Purchase Price	41
Agreement	1, 2
Beltline	19
Beltline Release	19
Bill of Sale and Assignment	25
Business Day	40
CBL	18
CBL Release	18
CERCLA	29
Closing	2
Closing Date	2
Closing Statement	26
Creditors' Rights Statutes	30
Default Notice	42
Delivery Items	10
Earnest Money	8
Effective Date	1
Environmental Evaluation Property	15
Environmental Laws	29
Escrow Agent	2
Existing Survey	12
Existing Surveys	12
Fairness Opinion	21
Governmental Notices	10
Guaranty	9
Hazardous Materials	29
Improvements	6
Indemnitee	32
Indemnitor	32
Inspections	11
Intangible Property	7
Land	6
Lease	8
Leased Property	3
Leasing Commissions	29
Material Due Diligence Issue	3
Material Due Diligence Issue Objection	14
Met Life	17
Met Life Release	17
Newtowne	18
Newtowne Release	18

Notice	33
Offer	22
Offer Notice	22
Owner’s Title Policies	20
Permitted Exceptions	12
Personal Property	7
Pre-Closing Impositions	28
Prohibited Transaction	41
Properties	7
Property	7
Proposed Transaction	4
PSI Reports	33
Purchase Option Agreements	28
Purchase Price	7
Purchaser	1
Purchaser Right of First Refusal	22
Randolph	19
Randolph Release	19
REA	10
REA Assignments	24
REA Estoppel	16
Real Property	4
Rent Roll	11
Required Consents	30
Restricted Parties	4
REX Stores	1
Right of First Refusal Agreements	28
ROFR Holder	16
ROFR Notice	16
ROFR Release	17
Seller	1
Seller One	1
Seller Three	1
Seller Two	1
Seller’s Material Due Diligence Issue Response Notice	14
Seller’s REA Estoppel	16
Seller’s Space Lease Estoppel	16
Seller’s Title Response Notice	13
Seller’s Update Title Response Notice	13
Service Contracts	11
SNDA	20
Space Lease	7
Space Lease Tenant	11
Space Lease Assignment	24
Space Lease Estoppel	16
Space Lease Tenants	11

v

Square Footage Allocation	41
Superior Transaction	5
Surviving Obligations	6
Termination Fee	39
Title Commitments	12
Title Company	6
Title Objection	12
Title/Survey Review Period	6
Uncured Material Due Diligence Issue Objection	14
Uncured Title Objection	13
Uncured Update Objection	13
Update Objection	13
Woelfel	18
Woelfel Release	18

PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of the 8th day of February, 2007 (the “Effective Date”), by and between REX RADIO AND TELEVISION, INC., an Ohio corporation (“Seller One”), KELLY & COHEN APPLIANCES, INC., an Ohio corporation (“Seller Two”), and STEREO TOWN, INC., a Georgia corporation (“Seller Three”), all having an address at 2875 Needmore Road, Dayton, OH 45414 (collectively, Seller One, Seller Two and Seller Three, “Seller”), REX STORES CORPORATION, a Delaware corporation (“REX Stores”), and COVENTRY REAL ESTATE INVESTMENTS, LLC, a Delaware limited liability company having an address c/o Coventry Real Estate Advisors, L.L.C., 1 East 52nd Street, 4th Floor, New York, NY 10022 (“Purchaser”).

RECITALS

     A. Seller is the owner of the Properties (as defined below) and desires to sell the Properties, subject to the terms and conditions of this Agreement.

     B. Purchaser desires to purchase the Properties, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1 DEFINITIONS

     The following capitalized terms shall have the meanings set forth in this Section 1 for all purposes under this Agreement:

     “90-Day License Agreement” shall have the meaning set forth in Section 2.3(c) .

     “Acquisition Agreement” shall have the meaning set forth in Section 14.2.

     “Acquisition Proposal” means any good faith offer or proposal for the direct or indirect purchase of all or a material portion of the Properties.

     “Additional Properties” shall have the meaning set forth in Section 3.3(f) .

     “Additional Properties Material Maintenance Issue” shall have the meaning set forth in Section 3.3(f) .

     “Adjusted Aggregate Square Footage” shall have the meaning set forth in Section 15.17.

     “Adjusted Purchase Price” shall have the meaning set forth in Section 15.17.

     “Agreement" shall have the meaning set forth in the first paragraph hereof.

     “Beltline” shall have the meaning set forth in Section 3.5(h) .

     “Beltline Release” shall have the meaning set forth in Section 3.5(h) .

     “Bill of Sale and Assignment” shall have the meaning set forth in Section 4.2(a)(xii) .

     “Business Day” shall have the meaning set forth in Section 15.10.

     “CBL” shall have the meaning set forth in Section 3.5(e) .

     “CBL Release” shall have the meaning set forth in Section 3.5(e) .

     “CERCLA” shall have the meaning set forth in Section 6.1(f) .

     “Closing” shall mean the consummation of the transactions described herein as more fully described in Section 4 below.

     “Closing Date” shall mean April 30, 2007.

     “Closing Statement” shall have the meaning set forth in Section 5.1(a) .

     “Creditors’ Rights Statutes” shall have the meaning set forth in Section 6.1(r) .

     “Default Notice” shall have the meaning set forth in Section 16.1(b)(ii)(B) .

     “Delivery Items” shall have the meaning set forth in Section 3.1(a) .

     “Earnest Money” shall have the meaning set forth in Section 2.2(b) .

     “Effective Date” shall have the meaning set forth in the first paragraph hereof.

     “Environmental Evaluation Properties” shall have the meaning set forth in Section 3.3(i) .

     “Environmental Laws” shall have the meaning set forth in Section 6.1(f) .

     “Escrow Agent” shall mean the Title Company.

     “Existing Survey” shall have the meaning set forth in Section 3.3(a) .

     “Fairness Opinion” shall have the meaning set forth in Section 3.9.

     “Governmental Notices” shall have the meaning set forth in Section 3.1(a)(viii) .

     “Guaranty” shall have the meaning set forth in Section 2.3(b) .

     “Hazardous Materials” shall have the meaning set forth in Section 6.1(f) .

     “Improvements” shall have the meaning set forth in Section 2.1(a)(ii) .

     “Indemnitee” shall have the meaning set forth in Section 6.4.

     “Indemnitor” shall have the meaning set forth in Section 6.4.

     “Inspections” shall have the meaning set forth in Section 3.2(a) .

     “Intangible Property” shall have the meaning set forth in Section 2.1(a)(v) .

     “Land” shall have the meaning set forth in Section 2.1(a)(i) .

     “Lease” shall have the meaning set forth in Section 2.3(a) .

     “Leased Property” shall mean any Property that is to be subject to a Lease at Closing.

     “Leasing Commissions” shall have the meaning set forth in Section 6.1(h) .

     “Material Due Diligence Issue” means any zoning, litigation, leasing or other due diligence issue that may materially and adversely affect the condition, operations or valuation of any Property, as determined by Purchaser, excluding any matter expressly identified in the PSI Reports for a Property other than an Additional Property or any Permitted Exception and subject to Sections 3.3(f) and (i) hereof. Purchaser agrees that zoning restrictions on any Property that prohibit a restaurant use shall not be deemed a Material Due Diligence Issue, if such restrictions do not prohibit other non-restaurant retail uses.

     “Material Due Diligence Issue Objection” shall have the meaning set forth in Section 3.3(e) .

     “Met Life” shall have the meaning set forth in Section 3.5(c) .

     “Met Life Release” shall have the meaning set forth in Section 3.5(c) .

     “Newtowne” shall have the meaning set forth in Section 3.5(f) .

     “Newtowne Release” shall have the meaning set forth in Section 3.5(f) .

     “Notice” shall have the meaning set forth in Section 10.

     “Offer” shall have the meaning set forth in Section 3.9(c) .

     “Offer Notice” shall have the meaning set forth in Section 3.9(c) .

     “Owner’s Title Policies” shall have the meaning set forth in Section 3.7(a)(vi) .

     “Permitted Exceptions” shall have the meaning set forth in Section 3.3(b) .

     “Person” shall mean an individual, corporation, partnership, limited liability company, association, trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

     “Personal Property” shall have the meaning set forth in Section 2.1(a)(iii) .

     “Pre-Closing Impositions” shall have the meaning set forth in Section 5.1(b) .

     “Prohibited Transaction” shall have the meaning set forth in Section 15.14.

     “Property” or “Properties” shall have the meaning set forth in Section 2.1(a) .

     “Proposed Transaction” shall mean the transactions contemplated by this Agreement.

     “PSI Reports” shall have the meaning set forth in Section 8.2.

     “Purchase Option Agreements” shall have the meaning set forth in Section 6.1(c).

     “Purchase Price” shall have the meaning set forth in Section 2.2(a).

     “Purchaser” shall have the meaning set forth in the first paragraph hereof.

     “Purchaser’s Right of First Refusal” shall have the meaning set forth in Section 3.9(c).

     “Randolph” shall have the meaning set forth in Section 3.5(g).

     “Randolph Release” shall have the meaning set forth in Section 3.5(g).

     “REA” and “REAs ” shall have the meanings set forth in Section 3.1(a)(vii). “REA Assignments” shall have the meaning set forth in Section 4.2(a)(x). “REA Estoppel” shall have the meaning set forth in Section 3.4(b) .

     “Real Property” shall mean the Land and the Improvements.

     “Rent Roll” shall have the meaning set forth in Section 3.1(a)(xvii).

     “Required Consents” shall have the meaning set forth in Section 6.1(j).

     “Restricted Parties” shall mean and include REX Stores and each of the Sellers.

     “REX Stores” shall have the meaning set forth in the first paragraph hereof.

     “Right of First Refusal Agreements” shall have the meaning set forth in Section 6.1(c).

     “ROFR Holder” shall have the meaning set forth in Section 3.5(a).

     “ROFR Notice” shall have the meaning set forth in Section 3.5(a).

     “ROFR Release” shall have the meaning set forth in Section 3.5(a) . “Seller” shall have the meaning set forth in the first paragraph hereof.

     “Seller One” shall have the meaning set forth in the first paragraph hereof.

     “Seller Three” shall have the meaning set forth in the first paragraph hereof.

     “Seller Two” shall have the meaning set forth in the first paragraph hereof.

     “Seller’s Material Due Diligence Issue Response Notice” shall have the meaning set forth in Section 3.3(e).

     “Seller’s REA Estoppel” shall have the meaning set forth in Section 3.4(b).

     “Seller’s Space Lease Estoppel” shall have the meaning set forth in Section 3.4(a).

     “Seller’s Title Response Notice” shall have the meaning set forth in Section 3.3(b).

     “Seller’s Update Title Response Notice” shall have the meaning set forth in Section 3.3(c).

     “Service Contracts” shall have the meaning set forth in Section 3.1(a)(xix).

     “Sites” shall mean the sites of each Property identified on Exhibit 1.1 attached hereto.

     “SNDA” shall have the meaning set forth in Section 3.6(b).

     “Space Lease” and “Space Leases” shall have the meanings set forth in Section 2.1(a)(iv).

     “Space Lease Assignment” shall have the meaning set forth in Section 4.2(a)(ii) .

     “Space Lease Estoppel” shall have the meaning set forth in Section 3.4(a).

     “Space Lease Tenant” shall have the meaning set forth in Section 3.1(a)(xvii).

     “Square Footage Allocation” shall have the meaning set forth in Section 15.17.

     “Superior Transaction” means a transaction embodying an Acquisition Proposal having terms (including conditions to consummation of the contemplated transaction) that the Board of Directors of REX Stores determines, in its good faith judgment, to be more favorable to REX Stores and its stockholders than the Proposed Transaction and for which financing, to the extent required, is then committed or is reasonably likely to be obtained in a timely manner.

     “Surviving Obligations” shall mean all obligations of Purchaser or Seller hereunder that expressly survive the Closing or termination of this Agreement.

     “Termination Fee” shall have the meaning set forth in Section 14.2.

     “Title Commitments” shall have the meaning set forth in Section 3.3(a).

     “Title Company” shall mean Chicago Title Insurance Company, 1360 East 9th Street, Suite 500, Cleveland, Ohio 44114.

     “Title Objection” shall have the meaning set forth in Section 3.3(b).

     “Title/Survey Review Period” shall mean the period commencing on the Effective Date and continuing until 5:00 p.m. eastern time on April 18, 2007.

     “Uncured Material Due Diligence Issue Objection” shall have the meaning set forth in Section 3.3(e).

     “Uncured Update Objection” shall have the meaning set forth in Section 3.3(c).

     “Update Objection” shall have the meaning set forth in Section 3.3(c).

     “Woelfel” shall have the meaning set forth in Section 3.5(d).

     “Woelfel Release” shall have the meaning set forth in Section 3.5(d).

All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural and vice versa.

SECTION 2 AGREEMENT TO SELL AND PURCHASE; PURCHASE PRICE; LEASEBACK

     2.1 Agreement to Sell and Purchase.

          (a) Subject to the terms and conditions of this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following:

(i)
fee simple title to the land described on Exhibit 2.1(a)(i) attached hereto and all rights, easements and appurtenances thereto, including any right, title or interest of Seller in and to adjacent streets, alleys or rights-of-way (the “Land”).

(ii)	all buildings, improvements, structures and fixtures situated on the Land, excluding trade fixtures owned by Space Lease Tenants (as defined below) (the “Improvements”);
(iii)
all equipment and other personal property owned by Seller and located in, or affixed to, the Improvements, excluding inventory owned by Seller and held for sale in the ordinary course of business and sale and inventory scanning systems, cash registers, computer equipment and hardware systems utilized by Seller in the ordinary course of business as a consumer electronics retailer and audio and car display boards (collectively, the “Personal Property”);

(iv)
all of Seller’s right, title and interest as landlord in and to each of the leases and other occupancy agreements (including any amendments or modifications thereto) encumbering the Land and Improvements, each as described on Schedule 2.1(a)(iv) attached hereto, together with any new leases and other occupancy agreements entered into prior to the Closing Date and permitted under the terms of this Agreement (each, a “Space Lease”); Land”).
(v)
Seller’s right, title and interest in and to any intangible property owned by Seller and currently used in the ownership or operation for the Property, including, without limitation, plans and specifications, architectural and engineering reports, surveys, permits, licenses, guarantees and warranties, excluding Seller’s right, title and interest (if any) in and to the trade names “Rex”, “Rex Radio and Television”, “Rex Television and Appliance Centers”, “Rex TV & Appliance Centers”, “rexstores.com”, “Kelly & Cohen Appliances”, “Stereo Town”, and “T.V. & Stereo Town” or any variation thereof (collectively, the “Intangible Property”); and

(vi)	all of Seller’s right, title and interest in the REAs (as defined below).

Items (i)-(vi) above collectively are referred to in this Agreement as to each Site as a “Property” and as to all Sites as the “Properties.” The delineation of which Property is owned by Seller One, Seller Two and Seller Three is set forth in Exhibit 1.1 attached hereto.

     2.2 Payment of Purchase Price; Earnest Money.

          (a) The total purchase price to be paid by Purchaser to Seller for the Properties shall be Eighty Four Million Thirteen Thousand Two Hundred Thirty One and 86/100 Dollars ($84,013,231.86), subject to reduction and adjustment as set forth in this Agreement (the “Purchase Price”). If the aggregate square footage for the Properties measured based on dimensions of outside wall, as actually determined by surveys of the Properties, varies by more than three percent (3%) from 1,099,218 aggregate square feet, up or down, the Purchase Price shall be adjusted by $76.43 per square foot based on the actual aggregate square footage; provided, however, that in the event that Purchaser does not obtain surveys of any Property or Properties (which Purchaser shall not be obligated to so obtain), the square footage of such Property or Properties shall be deemed to be the square footage reflected on Exhibit 1.1 hereof.

          (b) Within two (2) Business Days after the Effective Date, Purchaser shall deposit the sum of Three Hundred Seventy Five Thousand and 00/100 Dollars ($375,000.00) (together with any interest earned thereon, the “Earnest Money” ) with the Escrow Agent which Earnest Money shall be applied as a credit against the Purchase Price or otherwise applied in accordance herewith. The Escrow Agent will promptly invest the Earnest Money and disburse same in accordance with the terms, conditions and provisions of this Agreement. Whenever the Earnest Money is by the terms hereof to be disbursed by the Escrow Agent, Seller and Purchaser agree promptly to execute and deliver such notice or notices as shall be necessary or, in the opinion of the Escrow Agent, appropriate to authorize the Escrow Agent to make such disbursement.

          (c) At Closing, Purchaser shall deposit with the Escrow Agent the Purchase Price, less the Earnest Money and any costs and expenses chargeable to Seller pursuant to this Agreement, by wire transfer of immediately available funds, for payment to Seller at Closing.

     2.3 Leaseback; License.

          (a) At Closing, Purchaser shall execute and deliver counterparts of a lease in the form of Exhibit 2.3(a) attached hereto with Seller, as lessee, and Purchaser (or its nominee or nominees), as lessor, for forty (40) Properties (each, a “Lease”). Twenty (20) of the forty (40) Properties that will be subject to a Lease at Closing are the Properties identified on Schedule 2.3(a)(i) attached hereto. On or prior to March 30, 2007, Seller shall deliver written notice to Purchaser identifying the other twenty (20) Properties that will be subject to a Lease at Closing, which twenty (20) Properties shall not include the Properties identified on Schedule 2.3(a)(ii). In the event that this Agreement is terminated with respect to any of the Properties that was contemplated to be subject to a Lease at Closing pursuant to this Section 2.3(a), then Seller shall deliver written notice to Purchaser identifying a Property to serve as a replacement for such terminated Property within five (5) Business Days of such termination (but in any event at least two (2) Business Days prior to Closing), which replacement Property shall be subject to a Lease at Closing. Notwithstanding the foregoing, in the event that this Agreement is terminated pursuant to Section 3.3(e) with respect to twenty (20) or more Properties, then Seller shall have a right to proportionately decrease the number of Properties that will be subject to a Lease at Closing, which right shall be exercisable by delivery of written notice to Purchaser on or before five (5) Business Days after receipt of Purchaser’s notice of termination pursuant to Section 3.3(e) with respect to twenty (20) or more Properties. [For example, if this Agreement is terminated pursuant to Section 3.3(e) with respect to twenty (20) Properties, Seller shall have a right to decrease the number of Properties subject to a Lease at Closing to thirty-one (31) Properties (31/40 =74/94).] In the event that Seller decreases the number of Properties that will be subject to a Lease at Closing pursuant to the foregoing, Schedule 2.3(a) shall be deemed modified to remove the affected Properties.

          (b) At Closing, Seller shall deliver a guaranty of Seller’s obligations under the Leases in the form of Exhibit 2.3(b) attached hereto (the “Guaranty”), executed by REX Stores.

          (c) At Closing, Purchaser shall execute and deliver counterparts of a license agreement in the form of Exhibit 2.3(c) attached hereto with Seller, as licensee, and Purchaser (or its nominee or nominees), as licensor, for each of the Properties that will not be subject to a Lease or Space Lease at Closing (each, a “90-Day License Agreement”). Notwithstanding the foregoing, in the event that Seller ceases operating in and vacates any Property prior to the Closing Date, which Property will not be subject to a Lease or Space Lease at Closing, Seller shall provide Purchaser with written notice of such cessation and vacation and such Property shall not be subject to a 90-Day License Agreement at Closing.

          (d) Notwithstanding any other provision of this Agreement, each Property subject to a Space Lease shall not be subject to a Lease or 90-Day License Agreement.

          (e) On or prior to March 30, 2007, Seller shall deliver written notice Purchaser identifying no less than ten (10) and no more than fifteen (15) of the twenty-two (22)

Properties identified on Schedule 2.3(e), each of which shall be subject to a Lease at Closing, which Lease shall not include Article III.B and Article XXIII.M.4.(b) in the form of Lease attached hereto as Exhibit 2.3(a). Within ten (10) Business Days of receipt of the aforementioned notice from Seller, Purchaser may elect by delivery of written notice to Seller to identify up to two (2) Properties identified on Schedule 2.3(e) (and not previously identified by Seller pursuant to the preceding sentence), each of which shall be subject to a Lease at Closing, which Lease shall not include Article III.B and Article XXIII.M.4.(b) in the form of Lease attached hereto as Exhibit 2.3(a).

          (f) In the event that the Property located at 2313 N. Monroe, Monroe, MI and known as Store No. 264 is subject to a Lease at Closing pursuant to Section 2.3(a) hereof, Purchaser agrees that only the premises at the Property currently occupied by Seller shall be subject to a Lease; provided, however, that (i) Seller shall be responsible for (A) all Taxes (as defined in the form of Lease attached hereto as Schedule 2.3(a)(i)), (B) insurance required by and utility charges payable under the form of Lease attached hereto as Schedule 2.3(a)(i) (excluding separately metered utility charges with respect only to the portion of the building at the Premises not currently occupied by Seller), and (C) operating expenses, common area or similar charges due under any Restrictions (as defined in the form of Lease attached hereto as Schedule 2.3(a)(i)), with respect to the entirety of the Property, until such time as the remainder of the Property not leased by Seller are occupied by another tenant, and (ii) the Lease for such Property shall provide that the landlord thereunder shall be responsible for either separately metering or submetering the utilities that may be so separately metered or submetered with respect to the portion of the building at the Premises not currently occupied by Seller by such time as such portion becomes occupied by another tenant.

SECTION 3 Seller’s DELIVERIES; CONDITIONS PRECEDENT

     3.1 Seller’s Deliveries.

          (a) Seller has provided or, with respect to the Additional Properties, will provide within three (3) Business Days of the Effective Date, to Purchaser, to the extent within Seller’s possession or control, true, correct and complete copies of the following items relating to the ownership and operation of the Properties (collectively, the “Delivery Items”):

(i)	existing engineering or property condition reports;
(ii)	historical CAM budgets (if any) and reconciliations for the Properties;
(iii)	existing owner’s title policies, the Title Commitments (as hereinafter defined) and the Existing Surveys (as hereinafter defined);
(iv)	existing appraisals of the Properties;
(v)	permits and licenses for the Property, including, without limitation, certificates of occupancy, site plan approvals, zoning approvals and zoning variances, if any;

(vi)	plans and specifications and site plans relating to the Properties;
(vii)
all reciprocal easement agreements, operating agreements, development agreements and other similar agreements, declarations, deeds and instruments relating to the integrated use, operation and maintenance of the Properties and properties in the vicinity of, adjacent to, contiguous with, or peripheral to the Properties (each, an “REA”);

(viii)
real and personal property tax bills (including bills for special assessments) for the Properties for the period from January 1, 2003 through December 31, 2006, and copies of all notices, correspondence and files from governmental authorities relating to the Properties, including notices of building safety, health code or environmental violations, and all files related thereto in Seller’s possession or control (the “Governmental Notices”);

(ix)	the latest real and personal property tax bills for the Properties and of any pending property tax complaints or proceedings;
(x)	[intentionally omitted]
(xi)	a schedule of utility costs for the Properties for the twelve (12) months prior to the Effective Date;
(xii)	any soils or environmental reports or studies relating to the Properties;
(xiii)
any and all notices, correspondence, files, pleadings or other documents relevant to Purchaser’s evaluation of pending or threatened claims or litigation by any Person relating to or affecting the Properties, including, without limitation, claims or litigation relating to the REAs and including, without limitation, information regarding pending lawsuits affecting the Properties, even if covered by insurance;

(xiv)	all warranties or guarantees regarding major systems or structural items comprising part of the Properties;
(xv)
the following insurance information and documentation for each of the Properties: (A) a certificate of liability insurance (Acord Form 25), (B) a certificate of property insurance (Acord Form 28), (C) if property insurance provides for “blanket limits”, information on the insured building and rent values for the affected Properties, (D) copies of property loss control recommendations for the three (3) years prior to the Effective Date, (E) information regarding currently valued general liability losses for the five (5) years prior to the Effective Date, and (F) information regarding how long the Seller and Tenant have been insured with their current insurers;
(xvi)	all Space Leases and any guarantees thereof and the Right of First Refusal Agreements and the Purchase Option Agreements;
(xvii)
a rent roll for the Space Lease Properties, including the name of each tenant (each, a “Space Lease Tenant”, and, collectively, the “Space Lease Tenants”), the expiration dates of the Space Lease, the rent and any security deposit (the “Rent Roll”);

(xviii)	all notices and correspondence to and from the Space Lease Tenants and Seller’s files relating to the Space Leases; and
(xix)
all service, vendor, equipment leasing, management, development and other contracts relating to the operation or maintenance of the Real Property (the “Service Contracts”), each as identified on Schedule 3.1(a)(xix) attached hereto.

     3.2 Inspections and Access.

          (a) At any reasonable time and from time to time prior to the Closing or earlier termination of this Agreement, Purchaser and its representatives shall be permitted (i) to enter upon the Real Property to examine, inspect and investigate the Real Property, and (ii) to access all books, records, drawings and other documentation relating to the Properties in the possession or control of Seller (collectively, the “Inspections”). Purchaser agrees to use commercially reasonable efforts to (1) keep the purpose of the Inspections confidential and (2) not disclose the existence of or terms of this Agreement to any of Seller’s personnel located at the retail operations at the Real Property; provided, however, that the foregoing shall not prohibit any disclosure required pursuant to any federal or state law or regulation or by governmental authorities. Seller shall cooperate with Purchaser in conducting the Inspections, which cooperation shall include, without limitation facilitating interviews with Space Lease Tenants. Seller agrees to respond promptly to any inquiry which Purchaser may make from time to time, and shall instruct its property manager and other agents and employees to give specific answers to Purchaser’s inquiries from time to time relating to the condition and operation of the Properties.

          (b) Notwithstanding any other provision of this Agreement, no Inspections shall constitute a waiver or relinquishment on the part of Purchaser of its rights under any covenant, condition, representation, or warranty of Seller under this Agreement.

          (c) Purchaser agrees to indemnify, defend and hold Seller harmless from and against any and all claims, losses or damages suffered or incurred by Seller to the extent directly resulting from Purchaser’s or its agents' negligence or willful misconduct in connection with the Inspections, and Purchaser agrees to restore any Property damaged by the Inspections to its condition prior to Purchaser’s Inspections to the extent practicable; provided, however, that Purchaser’s foregoing obligations shall specifically exclude any damages arising as a result of Purchaser’s discovery of any condition existing on the Property prior to Purchaser’s entry on the

Property. The provisions of the immediately preceding sentence of this Section 3.2(c) shall survive termination of this Agreement for three hundred sixty five (365) days, if this Agreement shall be terminated.

     3.3 Title and Survey; Material Due Diligence Issues.

          (a) Seller shall obtain and deliver to Purchaser in accordance with Section 3.1 hereof: (i) current commitments for ALTA owner’s policies of title insurance (Form B 10-17-92, with the creditors’ rights and arbitration clauses deleted (except in Texas, where the policy shall be TLTA with the creditors’ rights and arbitration clauses deleted), together with legible copies of recorded documents listed in such commitments (collectively, the “Title Commitments”) issued by the Title Company and (ii) all existing surveys of the Real Property in the possession or control of Seller (each, an “Existing Survey”, and, collectively, the “Existing Surveys”). Purchaser shall order any updates to the Existing Surveys that Purchaser may require within five (5) Business Days of the Effective Date.

          (b) In the event that any of the Title Commitments or Existing Surveys disclose title defects other than (i) real estate taxes and assessments which are a lien but not yet due and payable, (ii) building and zoning laws, ordinances and regulations, and (iii) public streets and rights of way (collectively, the “Permitted Exceptions”), then, prior to expiration of the Title/Survey Review Period, Purchaser shall notify Seller of any such defects to which it objects (each, a “Title Objection”). Any defects not objected to by Purchaser prior to expiration of the Title/Survey Review Period shall be deemed Permitted Exceptions. Within eight (8) Business Days after receipt of notice of any Title Objection delivered by Purchaser to Seller on or prior to April 1, 2007 and within three (3) Business Days after receipt of notice of any Title Objection delivered by Purchaser after April 1, 2007, Seller shall provide written notice to Purchaser specifying with respect to each Title Objection whether Seller will cause such matter to be removed or cured by Closing (“Seller’s Title Response Notice”). If Seller elects not to remove or cure any Title Objection (each, an “Uncured Title Objection”) in Seller’s Title Response Notice or fails to so deliver Seller’s Title Response Notice, Purchaser shall elect, by written notice given to Seller within five (5) Business Days after the aforementioned deadline for Seller’s delivery of Seller’s Title Response Notice if such deadline is on or prior to April 11, 2007 and within two (2) Business Days after the aforementioned deadline if such deadline is after April 11, 2007 to either (i) accept the Properties subject to the Uncured Title Objection, with no reduction in the Purchase Price and such Uncured Title Objections shall be deemed included in the Permitted Exceptions, or (ii) terminate this Agreement with respect to the Properties affected by the Uncured Title Objections only. If Purchaser fails to so make the foregoing election, Purchaser shall be deemed to have elected (ii) above. In the event of such termination, all exhibits and schedules hereto and definitions herein shall be deemed modified to remove such affected Properties, and the Purchase Price shall be reduced in accordance with Section 15.12 hereof.

          (c) In the event that (i) any update to any of the Title Commitments or Existing Surveys discloses title defects that were not disclosed on the initial Title Commitments or the Existing Surveys and that are not otherwise Permitted Exceptions, or (ii) with respect to any such Properties for which there was no Existing Survey, any new survey obtained by Purchaser, at Purchaser’s cost, discloses title defects that are not otherwise Permitted Exceptions, then, in each case, Purchaser shall notify the related Seller of any such defects relating to any individual Property to which it objects (an “Update Objection”). Any defects disclosed in any update to any of the Title Commitments or Existing Surveys or new surveys and not objected to by Purchaser shall be deemed Permitted Exceptions. Within eight (8) Business Days after receipt of notice of any Update Objection delivered by Purchaser to Seller on or prior to April 1, 2007 and within three (3) Business Days after receipt of notice of any Update Objection delivered by Purchaser after April 1, 2007, Seller shall provide written notice to Purchaser specifying with respect to each Update Objection whether Seller will cause such matter to be removed or cured by Closing (“Seller’s Update Title Response Notice”). If Seller elects not to remove or cure any Update Objection (an “Uncured Update Objection”) or fails to so deliver Seller’s Update Title Response Notice, Purchaser shall elect, by written notice given to Seller within five (5) Business Days after the aforementioned deadline for delivery of Seller’s Update Response Notice if such deadline is on or prior to April 11, 2007 and within two (2) Business Days after the aforementioned deadline if such deadline is after April 11, 2007 to either (i) accept the Properties subject to an Uncured Update Objection, with no reduction in the Purchase Price and such Uncured Update Objection shall be deemed included in the Permitted Exceptions, or (ii) terminate this Agreement with respect to the Properties affected by an Uncured Update Objection only. If Purchaser fails to so make the foregoing election, Purchaser shall be deemed to have elected (ii) above. In the event of such termination, all exhibits and schedules hereto and definitions herein shall be deemed modified to remove such affected Properties, and the Purchase Price shall be reduced in accordance with Section 15.12 hereof. The Closing Date shall be extended as necessary to permit each of such Seller and Purchaser to exercise its rights and perform its obligations within the time periods set forth in this Section; provided, however, that, at Purchaser’s option, exercisable by the delivery of written notice to Seller, the extension of the Closing Date shall apply only to Properties affected by an Uncured Update Objections and the Closing Date shall not be extended with respect to the remainder of the Properties.

          (d) Notwithstanding anything herein to the contrary, Seller shall have the unconditional obligation to remove or cure, at no cost to Purchaser, any mortgage, mechanics or other lien and any other encumbrance that can be removed by the payment of a definite sum of money, which matters shall be deemed Title Objections without requiring Purchaser to provide written notice thereof.

          (e) In the event that any of the Inspections disclose a Material Due Diligence Issue to Purchaser, then, prior to expiration of the Title/Survey Review Period, Purchaser shall notify Seller of any such Material Due Diligence Issue to which it objects (each, a “Material Due Diligence Issue Objection”). Any Material Due Diligence Objection not objected to by Purchaser prior to expiration of the Title/Survey Review Period shall be deemed acceptable by Purchaser. Within eight (8) Business Days after receipt of notice of any Material Due Diligence Objection delivered by Purchaser to Seller on or prior to April 1, 2007 and within three (3) Business Days after receipt of notice of any Material Due Diligence Objection delivered by Purchaser to Seller after April 1, 2007, Seller shall provide written notice to Purchaser specifying with respect to each Material Due Diligence Objection whether Seller will cause such matter to be removed or cured by Closing (“Seller’s Material Due Diligence Issue Response Notice”), which cure shall be acceptable to Purchaser. If Seller elects not to remove or so cure any Material Due Diligence Objection (each, a “Uncured Material Due Diligence Issue Objection”)

or fails to so deliver Seller’s Material Due Diligence Issue Response Notice, Purchaser shall elect, by written notice given to Seller within five (5) Business Days after the aforementioned deadline for delivery of Seller’s Update Response Notice if such deadline is on or prior to April 11, 2007 and within two (2) Business Days after the aforementioned deadline if such deadline is after April 11, 2007 to either (i) accept the Properties subject to any such Uncured Material Due Diligence Issue Objection, with no reduction in the Purchase Price and Purchaser shall be deemed to have accepted such Uncured Material Due Diligence Issue Objections, or (ii) terminate this Agreement with respect to the Properties affected by the Uncured Material Due Diligence Issue Objections only. If Purchaser fails to so make the foregoing election, Purchaser shall be deemed to have elected (ii) above. In the event of such termination, all exhibits and schedules hereto and definitions herein shall be deemed modified to remove such affected Properties, and the Purchase Price shall be reduced in accordance with Section 15.12 hereof.

          (f) Notwithstanding anything herein to the contrary, with respect to the Properties identified on Schedule 3.3(f) attached hereto (the “Additional Properties”), any of the following shall constitute a Material Due Diligence Issue:

(i)
any recognized environmental condition or other potential environmental issue disclosed in any PSI Reports, which may materially and adversely affect the condition, operations or valuation of such Property, as determined by Purchaser; or

(ii)
any repair, replacement or maintenance needs identified as recommended for attention in 2007-2009 as identified in any PSI Reports and/or needs spreadsheet prepared by Professional Service Industries, which in the aggregate, as indicated in such report and/or needs spreadsheet, will cost in excess of Fifty Thousand Dollars ($50,000.00) per Additional Property (an “Additional Properties Material Maintenance Issue”) to remedy.

          (g) With respect to any Additional Properties Material Maintenance Issue, Seller and Purchaser shall have the rights set forth in Section 3.3(e) . Seller and Purchaser agree that, an acceptable cure of same for the purpose of Section 3.3(e) hereof shall include (i) a reduction in the Purchase Price equal to the amount by which the cost to remedy such Additional Properties Material Maintenance Issue exceeds Fifty Thousand Dollars ($50,000) according to the relevant PSI Report and/or needs spreadsheet, or (ii) Seller completing the work to remove or remedy the Additional Properties Material Maintenance Issue, at Seller’s sole cost, to the reasonable satisfaction of Purchaser prior to the Closing.

          (h) For each Property (excluding any Additional Properties and Environmental Evaluation Properties) with respect to which this Agreement is terminated pursuant to Section 3.3(e), Seller may elect, by delivery of written notice to Purchaser delivered on or before five (5) Business Days after receipt of any Purchaser’s notice of termination pursuant to Section 3.3(e) delivered to Seller on or prior to April 18, 2007 and within two (2) Business Days after receipt of such notice if such receipt is after April 18, 2007, to remove one (1) Property from the transaction contemplated by this Agreement. In the event of such termination, all exhibits and schedules hereto and definitions herein shall be deemed modified to remove such affected Property, and the Purchase Price shall be reduced in accordance with Section 15.12 hereof.

          (i) Seller acknowledges that Purchaser may cause additional environmental assessments (e.g., Phase II testing) to be conducted with respect to the Properties, including the Properties identified on Schedule 3.3(i) attached hereto (each “Environmental Evaluation Property”). Notwithstanding anything herein to the contrary, if such assessments with respect to any Environmental Evaluation Property identify any recognized environmental condition or other potential environmental issue for which the estimated remediation costs exceed $50,000 or may materially and adversely affect the condition, operations or valuation of such Property, as determined by Purchaser, such matters shall constitute a Material Due Diligence Issue.

     3.4 Estoppels and Consents.

          (a) At least five (5) days prior to the Closing Date, Seller shall have delivered to Purchaser an estoppel certificate, substantially in the form set forth in Exhibit 3.4(a) or such other form as is attached to the applicable Space Lease and, in each case, dated not more than thirty (30) days prior to the Closing Date (each, a “Space Lease Estoppel”) from Space Lease Tenants leasing at least eighty percent (80%) of the aggregate square footage subject to Space Leases. In the event that Seller fails to obtain any Space Lease Estoppel, Seller shall deliver to Purchaser an estoppel certificate from Seller substantially in the form set forth in Exhibit 3.4(a) with respect to such Space Lease (each, a “Seller’s Space Lease Estoppel”). Each statement in any Seller’s Space Lease Estoppel shall survive the Closing until the earlier of three hundred sixty five (365) days after the Closing Date and the date on which Purchaser receives an executed Space Lease Estoppel in the form required by this Section 3.4(a) executed by the Space Lease Tenant in question.

          (b) At least five (5) days prior to the Closing Date, Seller shall have delivered to Purchaser an estoppel certificate from each party under any REAs, excluding any REAs that consist solely of a standard utility easement, substantially in the form set forth in Exhibit 3.4(b) or such other form as is attached to the applicable REA and, in each case, dated not more than thirty (30) days prior to the Closing Date (each, a “REA Estoppel”). In the event that Seller fails to obtain any REA Estoppel, Seller shall deliver to Purchaser an estoppel certificate from Seller substantially in the form set forth in Exhibit 3.4(b) with respect to such REA (each, a “Seller’s REA Estoppel”). Each statement in any Seller’s REA Estoppel shall survive the Closing until the earlier of three hundred sixty five (365) days after the Closing Date and the date on which Purchaser receives an executed REA Estoppel in the form required by this Section 3.4(b) executed by the party to the REA in question.

          (c) At least five (5) days prior to the Closing Date, Seller shall have delivered to Purchaser copies of the executed written consents to this Agreement and the transactions contemplated hereby, in form and substance satisfactory to Purchaser, for each of the Required Consents.

          (d) If Seller fails to deliver any of the items set forth in Section 3.4(a)-(c), then, in addition to any rights or remedies hereunder, Purchaser shall have a right to terminate this Agreement with respect to the Properties affected by such failure, which right shall be exercisable by the delivery of written notice to Seller. In the event of such termination, all exhibits and schedules hereto and definitions herein shall be deemed modified to remove such affected Properties, and the Purchase Price shall be reduced in accordance with Section 15.12 hereof.

     3.5 Right of First Refusal and Purchase Option Properties.

          (a) Within five (5) Business Days after the Effective Date, in accordance with the terms and conditions of each of the Right of First Refusal Agreements, Seller shall deliver notice (the “ROFR Notice”) of (i) this Agreement, and (ii) if any rights under such Right of First Refusal Agreement would be applicable to a lease of any Property and such Property is to be leased-back to Seller under a Lease pursuant to Section 2.3 hereof, the applicable Lease, to the holder of the right of first refusal under each Right of First Refusal Agreement (each, a “ROFR Holder”), excluding (A) the Right of First Refusal Agreement affecting the Property located at 2550 E. Morris Blvd., Morristown, TN and known as Store No. 207, which is addressed in Section 3.5(e) below, (B) the Right of First Refusal Agreement affecting the Property located at 1603 E. Dixie Drive, Asheboro, NC and known as Store No. 316, which is addressed in Section 3.5(g) below, and (C) the Right of First Refusal Agreement affecting the Property located at 1821 Beltline Road SW, Decatur, AL and known as Store No. 103, which is addressed in Section 3.5(h) below. If the ROFR Holder exercises its right to purchase the affected Property, then Seller shall deliver written notice of such exercise to Purchaser. In such event this Agreement shall be deemed terminated with respect to the affected Property and all exhibits and schedules hereto and definitions herein shall be deemed modified to remove such affected Property, and the Purchase Price shall be reduced by the amount of the Purchase Price allocated to such affected Property as shown on Schedule 15.17 attached hereto. If the ROFR Holder does not exercise its right to purchase the affected Property, then Seller shall obtain a recordable release of the right of first refusal under the Right of First Refusal Agreement in a form reasonably acceptable to Purchaser or other evidence of the termination of the rights of first refusal reasonably acceptable to Purchaser and the Title Company (the “ROFR Release”). If Seller fails to deliver the ROFR Release with respect to any Property subject to a Right of First Refusal Agreement to Purchaser at least five (5) Business Days prior to Closing, then Purchaser shall have a right to terminate this Agreement with respect to the affected Property, which right shall be exercisable by the delivery of written notice to Seller. In the event of such termination, all exhibits and schedules hereto and definitions herein shall be deemed modified to remove such affected Property, and the Purchase Price shall be reduced in accordance with Section 15.12 hereto. If the time period for a ROFR Holder to respond to a ROFR Notice extends beyond the Closing Date, the Closing Date with respect to the affected Property only shall be extended for ten (10) Business Days after such time period, which extension shall not affect the Closing Date with respect to the Properties other than the affected Property.

          (b) [Intentionally omitted.]

          (c) Within five (5) Business Days after the Effective Date, Seller shall request from Metropolitan Life Insurance Company (or its successor or assign) (“Met Life”) a written release in recordable form reasonably acceptable to Purchaser of the expired right of first refusal under that certain Covenants, Conditions, Restrictions Agreement, between Met Life and Seller Two, dated August 17, 1994, with respect to the Property located at 6967 U.S. Route 322,

Cranberry, PA and known as Store No. 237 (the “Met Life Release”). If Seller fails to deliver the Met Life Release to Purchaser at least five (5) Business Days prior to the Closing Date, then Purchaser shall have a right to terminate this Agreement with respect to the affected Property, which right shall be exercisable by the delivery of written notice to Seller; provided, however, that such right to terminate shall be null and void if the Title Company will insure Purchaser that the affected Property is no longer subject to the right of first refusal described in this Section 3.5(c) in the Owner’s Title Policy for the affected Property. In the event of a termination of this Agreement with respect to the affected Property pursuant to this Section 3.5(c), all exhibits and schedules hereto and definitions herein shall be deemed modified to remove such affected Property, and the Purchase Price shall be reduced in accordance with Section 15.12 hereof.

          (d) Within five (5) Business Days after the Effective Date, Seller shall request from George W. Woelfel and Marguerite D. Woelfel and George W. Woelfel and Peoples First National Bank and Trust Company, Trustees under Deed of George W. Woelfel dated March 29, 1968 (or their successors or assigns) (collectively, “Woelfel”) a written release in recordable form reasonably acceptable to Purchaser of Woelfel’s purchase option under that certain Supplemental Agreement, dated November 26, 1971, with respect to the Property located at 96 Airport Beltway, Hazelton, PA 18201 and known as Store No. 252 (the “Woelfel Release”). If Seller fails to deliver the Woelfel Release to Purchaser at least five (5) Business Days prior to the Closing Date, then Purchaser shall have a right to terminate this Agreement with respect to the affected Property, which right shall be exercisable by the delivery of written notice to Seller. In the event of such termination, all exhibits and schedules hereto and definitions herein shall be deemed modified to remove such affected Property, and the Purchase Price shall be reduced in accordance with Section 15.12 hereof.

          (e) Within five (5) Business Days after the Effective Date, Seller shall request from CBL Morristown, Ltd. (or its successor or assign) (“CBL”) a written release in recordable form reasonably acceptable to Purchaser of CBL’s purchase option and right of first refusal under that certain Special Warranty Deed, by CBL, as grantor, to Kelly & Cohen Appliances, Inc., as grantee, dated October 15, 1993, with respect to the Property located at 2550 E. Morris Blvd., Morristown, TN and known as Store No. 207 (the “CBL Release”). If CBL exercises its right to purchase the affected Property, then Seller shall deliver written notice of such exercise to Purchaser. In such event this Agreement shall be deemed terminated with respect to the affected Property and all exhibits and schedules hereto and definitions herein shall be deemed modified to remove such affected Property, and the Purchase Price shall be reduced by the amount of the Purchase Price allocated to such affected Property as shown on Schedule 15.17 attached hereto. If CBL does not exercise its right to purchase the affected Property, then Seller shall obtain the CBL Release. If Seller fails to deliver the CBL Release to Purchaser at least five (5) Business Days prior to the Closing Date, then Purchaser shall have a right to terminate this Agreement with respect to the affected Property, which right shall be exercisable by the delivery of written notice to Seller. In the event of such termination, all exhibits and schedules hereto and definitions herein shall be deemed modified to remove such affected Property, and the Purchase Price shall be reduced in accordance with Section 15.12 hereto.

          (f) Within five (5) Business Days after the Effective Date, Seller shall request from Newtowne Mall Associates Limited Partnership (or its successor or assign) (“Newtowne”)

a written release in recordable form reasonably acceptable to Purchaser of Newtowne’s purchase option under that certain General Warranty Deed, by Newtowne, as grantor, to Rex Radio and Television, Inc., as grantee, dated August 25, 1993, with respect to the Property located at 331 Graft Road, New Philadelphia, OH and known as Store No. 201 (the “Newtowne Release”). If Seller fails to deliver the Newtowne Release to Purchaser at least five (5) Business Days prior to the Closing Date, then Purchaser shall have a right to terminate this Agreement with respect to the affected Property, which right shall be exercisable by the delivery of written notice to Seller. In the event of such termination, all exhibits and schedules hereto and definitions herein shall be deemed modified to remove such affected Property, and the Purchase Price shall be reduced in accordance with Section 15.12 hereof.

          (g) Within five (5) Business Days after the Effective Date, Seller shall request from Randolph Fringe Land, Ltd. (or its successor or assign) (“Randolph”) a written release in recordable form reasonably acceptable to Purchaser of Randolph’s right of first refusal and purchase option under that certain Easement and Restriction Agreement dated September 5, 2000, by and among Randolph, Seller Two. and JG Randolph LLC and that certain Special Warranty Deed, by Randolph, as grantor, to Seller Two, as grantee, dated September 5, 2000, with respect to the Property located at 1603 E. Dixie Drive, Asheboro, NC and known as Store No. 316 (the “Randolph Release”). If Randolph exercises its right to purchase the affected Property, then Seller shall deliver written notice of such exercise to Purchaser. In such event this Agreement shall be deemed terminated with respect to the affected Property and all exhibits and schedules hereto and definitions herein shall be deemed modified to remove such affected Property, and the Purchase Price shall be reduced by the amount of the Purchase Price allocated to such affected Property as shown on Schedule 15.17 attached hereto. If Randolph does not exercise its right to purchase the affected Property, then Seller shall obtain the Randolph Release. If Seller fails to deliver the Randolph Release to Purchaser at least five (5) Business Days prior to the Closing Date, then Purchaser shall have a right to terminate this Agreement with respect to the affected Property, which right shall be exercisable by the delivery of written notice to Seller. In the event of such termination, all exhibits and schedules hereto and definitions herein shall be deemed modified to remove such affected Property, and the Purchase Price shall be reduced in accordance with Section 15.12 attached hereto.

          (h) Within five (5) Business Days after the Effective Date, Seller shall request from Beltline-Decatur (or its successor or assign) (“Beltline”) a written release in recordable form reasonably acceptable to Purchaser of Beltline’s right of first refusal and purchase options under that certain deed to Seller, dated October 22, 1986, with respect to the Property located at 1821 Beltline Road SW, Decatur, AL and known as Store No. 103 (the “Beltline Release”). If Beltline exercises its right to purchase the affected Property, then Seller shall deliver written notice of such exercise to Purchaser. In such event this Agreement shall be deemed terminated with respect to the affected Property and all exhibits and schedules hereto and definitions herein shall be deemed modified to remove such affected Property, and the Purchase Price shall be reduced by the amount of the Purchase Price allocated to such affected Property as shown on Schedule 15.17 attached hereto. If Beltline does not exercise its right to purchase the affected Property, then Seller shall obtain the Beltline Release. If Seller fails to deliver the Beltline Release to Purchaser at least five (5) Business Days prior to the Closing Date, then Purchaser shall have a right to terminate this Agreement with respect to the affected Property, which right shall be exercisable by the delivery of written notice to Seller. In the event of such termination, all exhibits and schedules hereto and definitions herein shall be deemed modified to remove such affected Property, and the Purchase Price shall be reduced in accordance with Section 15.12 hereto.

     3.6 Memorandum regarding No Shareholder Approval; SNDAs.

          (a) Within thirty (30) days of the Effective Date, Seller shall deliver to Purchaser a copy of the memorandum from Seller’s counsel confirming that neither this Agreement nor the transactions contemplated hereby require any approval of the shareholders of REX Stores and any analysis supporting such memorandum.

          (b) If requested to do so by Purchaser, Seller shall send out a Subordination, Non-Disturbance and Attornment Agreement in the form requested by Purchaser’s lender (a “SNDA”) to each of the Space Lease Tenants and exercise good faith efforts to obtain each SNDA prior to Closing. Notwithstanding the foregoing, receipt of a SNDA from each Space Lease Tenants shall not be a condition to Purchaser’s obligation to close the transaction contemplated by this Agreement. If requested to do so by Purchaser, Seller shall execute and deliver at Closing a SNDA and memorandum of lease with respect to each Lease.

     3.7 Additional Conditions to Purchaser’s Obligation to Close.

          (a) In addition to all other conditions set forth herein, the obligation of Purchaser to consummate the transactions contemplated hereunder shall be contingent on the following:

(i)	Seller’s representations and warranties contained herein shall be true, correct and complete in all material respects as of the Closing Date;
(ii)	As of the Closing Date, the Seller shall have performed its obligations hereunder and all deliveries to be made by Seller at Closing have been tendered;
(iii)
At no time on or before the Closing Date shall any of the following have occurred with respect to Seller and/or REX Stores: (1) the commencement of a case under Title 11 of the U.S. Code, or under any other applicable federal or state bankruptcy or similar law; (2) the appointment of a trustee or receiver of any property interest; (3) an assignment for the benefit of creditors; (4) an attachment, execution or other judicial seizure of a substantial property interest; or (5) a dissolution or liquidation;

(iv)	[Intentionally omitted];
(v)	[Intentionally omitted];
(vi)	The Title Company shall be ready and willing to deliver to Purchaser owner’s title policies in the form required by the

Title Commitments in Section 3.3 above in the amount of the Purchase Price, subject only to the Permitted Exceptions, with the endorsements reasonably requested by Purchaser (the “Owner’s Title Policies”); and

(vii)
This Agreement shall not have been terminated with respect to fifteen (15) or more of the twenty-five (25) Properties identified on Schedule 3.6(a)(vii) hereto by (A) Purchaser pursuant to terms and conditions of this Agreement, or (B) Seller pursuant to Section 3.3(h) .

          (b) If any of the conditions set forth in Section 3.7(a)(i), (ii), (iii), (vi) or (vii) are not satisfied on the Closing Date, Purchaser may elect either to (i) terminate this Agreement, or (ii) to the extent such failure constitutes a default by Seller, exercise its rights under Section 13. In the event of the termination of this Agreement pursuant to this Section 3.7, the Earnest Money and any other sums deposited by Purchaser with the Escrow Agent shall be returned to Purchaser, all documents delivered into escrow shall be returned by the Escrow Agent to the depositing party, Purchaser shall promptly return to Seller the Delivery Items, and each party shall pay any costs theretofore incurred by it, whereupon neither party shall have any additional liability hereunder and this Agreement shall be terminated, except for the Surviving Obligations.

     3.8 Additional Conditions to Seller’s Obligations to Close.

          (a) In addition to all other conditions set forth herein, the obligation of Seller to consummate the transactions contemplated hereunder shall be contingent on the following:

(i)	The Purchaser’s representations and warranties contained herein shall be true, correct and complete in all material respects as of the Closing Date;
(ii)	As of the Closing Date, the Purchaser shall have performed its obligations hereunder and all deliveries to be made by Purchaser at Closing have been tendered; and
(iii)
This Agreement shall not have been terminated with respect to twenty-five (25) or more Properties by (A) Purchaser pursuant to terms and conditions of this Agreement, or (B) Seller pursuant to Section 3.3(h) .

          (b) If any of the conditions set forth in Section 3.8(a)(i), (ii) or (iii) are not satisfied on the Closing Date, Seller may elect either to (i) terminate this Agreement, or (ii) to the extent such failure constitutes a default by Purchaser, exercise its rights under Section 13. In the event of the termination of this Agreement pursuant to this Section 3.8, the Earnest Money and any other sums deposited by Purchaser with the Escrow Agent shall be returned to Purchaser, all documents delivered into escrow shall be returned by the Escrow Agent to the depositing party, Purchaser shall promptly return to Seller the Delivery Items, and each party shall pay any costs theretofore incurred by it, whereupon neither party shall have any additional liability hereunder and this Agreement shall be terminated, except for the Surviving Obligations.

     3.9 Fairness Opinion.

          (a) Seller may elect, in its discretion, to obtain an opinion from an investment banking firm of national standing as to whether or not the consideration to be received by Seller for the Properties pursuant to the transactions contemplated by this Agreement is fair to Seller and the stockholders of REX Stores from a financial point of view (the “Fairness Opinion”). If Seller obtains a Fairness Opinion on or prior to the date that is thirty (30) days after the Effective Date that the consideration to be received by Seller for the Properties is not fair to Seller and the stockholders of REX from a financial point of view, then Seller shall have a right to terminate this Agreement, which right shall be exercisable by (i) delivery to Purchaser of written notice of termination and a copy of the Fairness Opinion on or prior to the date that is thirty (30) days after the Effective Date, and (ii) within two (2) Business Days of such termination, payment to Purchaser of a fee of Seven Hundred Fifty Thousand Dollars ($750,000.00) to cover Seller’s costs, expenses and other losses. In such event of termination, the Earnest Money and any other sums deposited by Purchaser with the Escrow Agent shall be returned to Purchaser, all documents delivered into escrow shall be returned by the Escrow Agent to the depositing party, Purchaser shall promptly return to Seller the Delivery Items, and each party shall pay any costs theretofore incurred by it, whereupon neither party shall have any additional liability hereunder, except for the Surviving Obligations.

          (b) Seller acknowledges and agrees that Seller shall have no right to terminate this Agreement if, after the date that is thirty (30) days after the Effective Date, Seller obtains a Fairness Opinion that the consideration to be received by Seller for the Properties is not fair to Seller and the stockholders of REX from a financial point of view.

          (c) If Seller terminates this Agreement pursuant to Section 3.9(a) hereof, then Purchaser shall have a right of first refusal which expires on December 31, 2007 (“Purchaser Right of First Refusal”) with respect to any sale, joint venture or other direct or indirect disposition by Seller and/or REX Stores of fifty (50) or more of the Properties. If at any time prior to December 31, 2007, Seller and/or REX Stores receive a bona fide offer with respect to a sale, joint venture or other direct or indirect disposition of fifty (50) or more of the Properties (“Offer”) that Seller and/or REX Stores desire to accept, then prior to accepting the Offer, Seller and/or REX shall deliver written notice of the Offer to Purchaser (“Offer Notice”). The Offer Notice shall include a copy of the Offer. Purchaser shall have ten (10) Business Days after receipt of the Offer Notice to exercise the Right of First Refusal and accept the Offer, which right shall be exercisable by delivery of written notice to Seller and/or REX Stores. If Purchaser so accepts the Offer, then Purchaser shall have the right and the obligation to enter into the transaction contemplated by the Offer upon the same terms and conditions as are set forth in the Offer, except that periods of time for purchaser performance shall be extended so that Purchaser shall have at least ten (10) Business Days from the date of Purchaser’s acceptance of the Offer for such performance and at least thirty (30) days from the date of Purchaser’s acceptance of the Offer to close on the transaction contemplated by the Offer. If Purchaser does not so accept the Offer, then Seller and/or REX Stores may accept the Offer and enter into the transaction contemplated by the Offer pursuant to the terms and conditions set forth in the Offer and the Purchaser Right of First Refusal remain in effect with respect to any future Offer during the 365-day period. This Section 3.9(c) shall survive the termination of this Agreement and constitutes a Surviving Obligation.

     3.10 Covenants Regarding Change in Property Condition.

          (a) Notwithstanding anything herein to the contrary in Section 11.1 hereof, in the event there is a material adverse change in the condition of any one or more of the Properties from the condition reported in the PSI Reports prior to Closing that requires repairs with respect to any one Property that cost in excess of Twenty-Five Thousand and 00/100 Dollars ($25,000.00) but less than Seventy-Five Thousand and 00/100 Dollars ($75,000.00), Seller shall complete such repairs, at Seller’s sole cost, to the reasonable satisfaction of Purchaser with good speed and diligence and the Closing Date with respect to the affected Property only shall be extended to permit the completion of the aforementioned repairs, which extension shall not affect the Closing Date with respect to the Properties other than the affected Property. Notwithstanding the foregoing, in the event the aforementioned repairs are not completed within sixty (60) days after the originally scheduled Closing Date, then Purchaser shall have a right to terminate this Agreement with respect to the affected Property, which right shall be exercisable by the delivery of written notice to Seller. In the event of such termination, all exhibits and schedules hereto and definitions herein shall be deemed modified to remove such affected Property, and the Purchase Price shall be reduced in accordance with Section 15.12 hereof.

          (b) Notwithstanding anything herein to the contrary in Section 11.1 hereof, in the event there is a material adverse change in the condition of any one or more of the Properties from the condition reported in the PSI Reports prior to Closing that requires repairs with respect to any one Property that cost in excess of Seventy-Five Thousand and 00/100 Dollars ($75,000.00), then Purchaser shall have a right to either (i) require that Seller complete repairs costing not more than $75,000.00, at Seller’s sole cost, to the reasonable satisfaction of Purchaser with good speed and diligence and the Closing Date with respect to the affected Property only shall be extended to permit the completion of the aforementioned repairs, which extension shall not affect the Closing Date with respect to the Properties other than the affected Property, or (ii) terminate this Agreement with respect to the affected Property, which right shall be exercisable by the delivery of written notice to Seller. In the event of such termination, all exhibits and schedules hereto and definitions herein shall be deemed modified to remove such affected Property, and the Purchase Price shall be reduced in accordance with Section 15.12 hereof.

     3.11 Delivery of New Surveys in Event of Termination. In the event that this Agreement is terminated in its entirety or with respect to any Properties in particular pursuant to the express rights of Seller or Purchaser hereunder, Purchaser agrees to deliver copies of all new surveys or updates to Existing Surveys obtained by Purchaser and assign to Seller all rights thereto.

SECTION 4 CLOSING

     4.1 Time and Place. The Closing shall be held on the Closing Date in the offices of counsel to Purchaser or counsel to Purchaser’s lender, or at any other location mutually acceptable to the parties.

     4.2 Deliveries.

          (a) In addition to the items and documents required under other provisions of this Agreement to be delivered by Seller to Purchaser at or prior to Closing, Seller (or whichever of Seller One, Seller Two or Seller Three is identified on Exhibit 1.1 as the owner of the Site to which such items and documents relate) shall execute and/or deliver (or cause to be executed and/or delivered) to Purchaser through escrow each of the following at Closing:

(i)
a limited warranty deed (or the equivalent under the law of the applicable State where the Real Property is located) for each Real Property, conveying to Purchaser all of Seller’s right, title and interest in and to such Real Property, subject only to the Permitted Exceptions, substantially in the form attached hereto as Exhibit 4.2(a)(i);

(ii)	an assignment to Purchaser of all Space Leases in the form attached hereto as Exhibit 4.2(a)(ii) (the “Space Lease Assignment”);
(iii)	a non-foreign transferor certification pursuant to Section 1445 of the Internal Revenue Code from Seller in the form attached hereto as Exhibit 4.2(a)(iii);
(iv)	evidence of Seller’s authority to consummate the transactions described herein, as required by the Title Company;
(v)
an owner’s affidavit in a form sufficient to induce the Title Company to remove the mechanics lien and other standard exceptions from the Owner’s Title Policies for the Properties and such other documents from Seller as may be reasonably required by the Title Company to consummate the transactions contemplated hereby;

(vi)
notices in a form reasonably acceptable to Purchaser to each party under the REAs and each Space Lease Tenant under a Space Lease informing such party of the consummation of the transactions contemplated hereby;

(vii)	a date-down letter for representations and warranties in the form attached hereto as Exhibit 4.2(a)(vii);
(viii)	evidence of insurance required under the Leases and 90-Day License Agreements;
(ix)	originals of all Delivery Items to the extent in the possession or control of Seller;

(x)
assignments and assumptions, in recordable form, of Seller’s interest in the REAs, whereby Seller assigns to Purchaser and Purchaser assumes all of Seller’s or Tenant’s rights, title, interests, duties, obligations and liabilities under such REAs, in the form attached hereto as Exhibit 4.2(a)(x) (the “REA Assignments”);

(xi)	the Leases, 90-Day License Agreements and Guaranty;
(xii)	one or more bills of sale and assignment conveying to Purchaser all of Seller’s right, title and interest in and to the Personal Property and Intangible Property, in the form attached hereto as Exhibit 4.2(a)(xii) (the “Bill of Sale and Assignment”);
(xiii)	the Closing Statement;
(xiv)	all transfer declarations, affidavits of value or similar documentation required by law;
(xv)	originals of the Space Lease Estoppels and REA Estoppels;
(xvi)	originals of the Required Consents; and
(xvii)	evidence of Seller’s payment of the Leasing Commissions.

          (b) In addition to the items and documents required under other provisions of this Agreement to be delivered by Purchaser to Seller at or prior to Closing, Purchaser also shall execute and/or deliver (or cause to be executed and/or delivered) to Seller through escrow each of the following at Closing:

(i)	the Purchase Price, by wire transfer, as provided in subsection 2.2(b) hereof;
(ii)	evidence of Purchaser’s authority to consummate the transactions described herein, as required by the Title Company;
(iii)	the Space Lease Assignments; (iv)
(iv)	the REA Assignments;
(v)	the Leases;
(vi)	the Bill of Sale and Assignment;
(vii)	the Closing Statement; and
(viii)	all transfer declarations, affidavits of value or similar documentation required by law to be delivered by Purchaser.

     (c) Closing Instructions to Escrow Agent. The Closing shall be facilitated through an escrow established with the Escrow Agent, using closing escrow instructions consistent with this Agreement and the Escrow Agent’s standard practice, or as otherwise mutually agreed between Purchaser and Seller.

     (d) Possession. Seller shall deliver actual possession of the Properties to Purchaser at Closing, subject to the Leases, Space Leases and 90-Day License Agreements.

     (e) Leasing Commissions. At or prior to Closing, Seller shall pay any Leasing Commissions.

     (f) Legal Descriptions. To the extent that the Title Company is willing to insure an appurtenant easement not set forth in the legal descriptions of the Properties in Exhibit 2.1(a)(i) attached hereto, Seller agrees to add the insured description of such easement to the legal descriptions to be attached to the deeds delivered under Section 4(a)(i) hereto.

SECTION 5 PRORATIONS

5.1 Prorations and Adjustments.

     (a) A statement of prorations and other adjustments shall be prepared by Seller for each Property being conveyed at Closing in conformity with the provisions of this Agreement and submitted to Purchaser for review and approval not less than ten (10) Business Days prior to the Closing Date (the “Closing Statement”). For purposes of prorations and other adjustments under this Section 5, Purchaser shall be deemed the owner of the Properties as of 12:00 a.m. on the Closing Date. Subject to the foregoing, and in addition to other adjustments that may be provided for in this Agreement, the following items with respect to each Property are to be prorated or adjusted, as the case may require, as of the Closing Date:

(i) With respect to each Property, except any Leased Property:

A. real estate taxes and assessments (except to the extent the same shall be the obligation of a Space Lease Tenant under a Space Lease; provided, however, in the event that the Space Lease Tenant fails to make applicable payments, Seller shall be responsible for the unpaid real estate taxes and assessments which relate to the period prior to the Closing and Purchaser shall be responsible for the unpaid real estate taxes and assessments which relate to the period after the Closing);

B. rents, additional rents, and all other charges and payments to be made by or received by Seller pursuant to any Space Lease encumbering or benefiting the Property;

C. charges and payments to be made by or received by Seller pursuant to any REA encumbering or benefiting the Property;

D. cash security deposits paid by Space Lease Tenants under the Space Leases, and not theretofore applied, shall be credited by Seller to Purchaser on the Closing Date;

E. water, electric, telephone and all other utility and fuel charges (except to the extent the same shall be the obligation of a Space Lease Tenant under a Space Lease; provided, however, in the event that the Space Lease Tenant fails to make applicable payments, Seller shall be responsible for the unpaid charges which relate to the period prior to the Closing and Purchaser shall be responsible for the unpaid charges which relate to the period after the Closing);

F. assignable license and permit fees;

G. deposits made by Seller with utility companies, governmental authorities or any other Person, which deposits shall be assigned to Purchaser at Closing and shall be credited to Seller; and

H. other operating expenses and any other customarily apportioned items.

(ii) Generally:

A. Real estate taxes shall be initially prorated on the basis of 100% of the most recent ascertainable bill, but subject to reproration upon issuance of the actual bills therefor to effectuate the actual proration. Real estate taxes shall be apportioned on the basis of the fiscal period for which assessed. If as of the Closing Date any of the Properties or any portion thereof shall be affected by any special or general assessments which are or may become payable in installments of which the first installment is then a lien and has become payable, responsibility for the payment of any unpaid installments of such assessments which are due prior to the Closing Date shall be allocated to Seller, and Purchaser shall be responsible to pay only the installments which are due on or after the Closing Date, and Purchaser or Seller shall make a payment to the other to the extent necessary so that the total amount of such special or general assessment is apportioned as provided above. Except with respect to general real estate taxes (which shall be reprorated upon the issuance of the actual bills, if necessary), any proration which must be estimated at a Closing shall be reprorated and finally adjusted as soon as practicable after the Closing, with any refunds payable to Seller or Purchaser to be made as soon as practicable. Seller shall have the right to prosecute and continue to prosecute subsequent to the Closing any tax certiorari proceedings for the tax year in which the Closing occurs and all prior tax years. Any refunds obtained, net of the reasonable expenses incurred in obtaining such refund, shall be paid to Purchaser to the extent of the amount thereof which is payable to the Space Lease Tenants under the Space Leases, and the balance thereof, if any, shall be apportioned to the date preceding the date of the Closing, with any portion thereof allocable to periods subsequent to the date preceding the date of the Closing to be paid to Purchaser and the remainder to be paid to Seller.

B. Water, electric, telephone and all other utility and fuel charges shall be prorated ratably on the basis of the last ascertainable bills (and reprorated upon receipt of the actual bills or invoices) unless final meter readings and final invoices can be obtained. To the extent practicable, Seller shall cause meters for utilities to be read not more than ten (10) Business Days prior to the Closing Date.
C. In the event that a Space Lease Tenant is owed any additional funds as a result of any deficiency shown in a reconciliation of percentage rents, taxes or other operating expenses for the period of time prior to the Closing, Seller shall deliver to Purchaser the overpaid funds within twenty (20) days of receipt of notice from Purchaser; provided that Seller shall have a right to review any reconciliation and the related records prior to making any payments so long as such review is requested and completed within twenty (20) days of receipt of the aforementioned notice from Purchaser.

          (b) With respect to any Leased Property, there shall be no proration of any income or expenses at Closing, as Seller shall be responsible for all Additional Rent (as defined in the Leases) under the Leases. Additionally, Seller agrees to be responsible for all Additional Rent with respect to the Leased Properties incurred prior to the Closing Date (“Pre-Closing Impositions”) and indemnify, defend and hold Purchaser harmless from and against any and all claims, losses, damages, costs and expense (including, without limitation, reasonable attorneys fees' and court costs) suffered or incurred as a result of or in connection with any failure by Seller to pay Pre-Closing Impositions. Seller shall cause any past due Pre-Closing Impositions to be paid at or prior to Closing.

           (c) The provisions of this Section 5 shall survive the Closing.

SECTION 6 REPRESENTATIONS AND WARRANTIES

     6.1 Seller’s Representations and Warranties. Seller represents and warrants to Purchaser as follows:

          (a) Seller has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Neither this Agreement nor the transactions contemplated hereby will require any approval of the shareholders of REX Stores. This Agreement and the transactions contemplated hereby have been approved by the Board of Directors of REX Stores.

          (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions herein contemplated conflict with or result in the material breach of any terms, conditions or provisions of or constitute a default under, any bond, note or other evidence of indebtedness or any agreement to which Seller is a party.

          (c) To Seller’s knowledge, no Person other than Purchaser has an option or right of first refusal to purchase any Property or any portion thereof, except as set forth on Schedule 6.1(c)(i) (the “Purchase Option Agreements”) and Schedule 6.1(c)(ii) (the “Right of First Refusal Agreements”). The copies of the Purchase Option Agreements and Right of First Refusal Agreements delivered by Seller to Purchaser are true, correct and complete. The Real Property includes all Land and Improvements utilized in connection with the prior and/or current operation of “Rex”, “Kelly & Cohen Appliances” and “Stereo Town” stores at the Sites.

          (d) To Seller’s knowledge, there is no pending or threatened condemnation action affecting any Property.

          (e) To Seller’s knowledge, except as set forth on Schedule 6.1(e) attached hereto, there is no action, suit or proceeding pending or, to Purchaser’s knowledge, threatened against Purchaser in any court or by or before any other governmental agency or instrumentality which would affect any of the Properties or would materially and adversely affect the ability of Purchaser to carry out the transactions contemplated by this Agreement.

          (f) To Seller’s knowledge, there are no violations of Environmental Laws related to any Property with respect to the presence or release of Hazardous Materials on or from any Property, except as disclosed in the environmental reports delivered by Seller to Purchaser. The term “Environmental Laws” includes, without limitation, the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act (“CERCLA”) and other federal laws governing Hazardous Materials as in effect on the date of this Agreement, together with their implementing regulations and guidelines as of the date of this Agreement, and all state and local laws, regulations and ordinances that regulate Hazardous Materials in effect as of the date of this Agreement. “Hazardous Materials” means any substance which is (i) designated, defined, classified or regulated as a hazardous substance, hazardous material, hazardous waste, pollutant or contaminant under any applicable law, as currently in effect as of the date of this Agreement, (ii) petroleum hydrocarbon, including crude oil or any fraction thereof and all petroleum products, (iii) PCBs, (iv) lead, (v) friable asbestos, (vi) flammable explosives, (vii) infectious materials, (viii) radioactive materials, or (ix) mold.

          (g) The copies of the Space Leases, REAs and Service Contracts delivered by Seller to Purchaser are true, correct and complete. The Space Leases, REAs and Service Contracts are in full force and effect and have not been assigned by Seller.

          (h) To Seller’s knowledge, neither Seller nor any Space Lease Tenant is in default under any Space Lease in any material respect. None of Seller, any Space Lease Tenant or any party to any REA has given or made or received any notice of default, which remains uncured or unsatisfied, with respect to any Space Lease or REA. All payments payable by, or due Seller under any Space Lease or REA have been made and received, without any defenses or counterclaims, offsets, concessions, rebates, credits or allowances. No Space Lease Tenant has paid more than one (1) month’s rent in advance. All tenant improvements or work to be done, furnished or paid for by Seller or loans to be provided by Seller for, or in connection with, any

Space Lease Tenant under the Space Leases have been completed and paid for in full. Except as set forth on Schedule 6.1(h) (the “Leasing Commissions”), no leasing, brokerage or like commissions are due from Seller, or may become due, in respect to the Space Leases or the Properties.

          (i) To Seller’s knowledge, neither Seller nor any other party under any REAs is in default under any REAs in any material respect.

          (j) To Seller’s knowledge after due inquiry, neither this Agreement nor the transactions contemplated hereby will constitute a breach or violation of, or default under, or will be modified, restricted or precluded by, the REAs or any other agreement binding Seller or the Properties, provided that Seller obtains the consents from the parties identified on Schedule 6.1(j) attached hereto (the “Required Consents”) in form and substance satisfactory to Purchaser. Neither this Agreement nor the transactions contemplated hereby will constitute a breach or violation of, or default under, or will be modified, restricted or precluded by, or any other agreement to which Seller is a party or by which Seller or any Property is bound.

           (k) Seller has obtained or will obtain prior to Closing the Required Consents.

          (l) Seller is not required to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority (including, without limitation, any securities exchange) as a condition to the execution and delivery or performance of this Agreement and the consummation of transactions contemplated hereby.

          (m) All Personal Property and Intangible Property will be conveyed to Purchaser at Closing free and clear of any and all liens, encumbrances, charges or adverse interests.

          (n) Seller has received no written notice that any government agency or any employee or official thereof considers the construction of any Property or the operation or use of the same to have failed to comply with any law, ordinance, regulation or order that has not previously been corrected or that any investigation has been commenced or is contemplated regarding any such possible failure of compliance. To the knowledge of Seller, there are no unsatisfied requests for repairs relating to any Property from any party to a REA, Space Lease, lender, insurance carrier or government agency.

          (o) To Seller’s knowledge, there are no occupancies, concessions, or licenses in or to any Property or any portion thereof, other than the Space Leases, REAs and other agreements disclosed by the Title Commitments, and, to Seller’s knowledge, no agreement other than the Space Leases, REAs and other agreements disclosed by the Title Commitments, provides for any restrictions on the leasing, use or occupancy of any of the Properties or any portion thereof.

          (p) Seller has not received written notice of any pending or threatened zoning proceedings which would adversely affect the zoning currently applicable to any Property.

          (q) Any existing indebtedness encumbering any Property will be paid off by Seller at or prior to Closing.

          (r) Neither Seller nor any of the entities constituting Seller: (i) is “insolvent” or will be, after completion of the transactions contemplated hereby, rendered “insolvent”, as the term “insolvent” is used in the Bankruptcy Code or in the Uniform Fraudulent Conveyance Act as enacted in either any state in which any Property is located or the state in which Seller’s principal office is located (the “Creditors’ Rights Statutes”); (ii) has, or after completion of the transactions contemplated hereby will be left with, an unreasonably small capital within the meaning of the Creditors Rights Statutes; (iii) in entering into and carrying out its obligations hereunder, intends to incur, or believes that it will incur, debts beyond its ability to satisfy such debts as they mature within the meaning of the Creditors Rights Statutes; (iv) has commenced a case under Title 11 of the U.S. Code, or under any other applicable federal or state bankruptcy or similar law; (v) appointed a trustee or receiver of any property interest; (vi) made an assignment for the benefit of creditors; (vii) suffered an attachment, execution or other judicial seizure of a substantial property interest; (viii) suffered a dissolution or liquidation; or (ix) suffered the discontinuation of trading of shares on the New York Stock Exchange;

          (s) Seller is not a “foreign person” within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986, as amended.

          (t) Seller is not obligated to contribute to any merchants’ associations relating to the properties other than as set forth in the by-laws of such associations, true and correct copies of which have been delivered to Purchaser, or to any other promotional or similar fund for the advertising and promotion of the Properties.

          (u) The representations and warranties of Seller set forth in this Agreement are true, accurate and complete; and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading.

Whenever in this Agreement there is a reference to the “knowledge” of Seller, such term refers to the actual (as opposed to the constructive or imputed) knowledge, with no duty to undertake inquiries or investigations, of (i) Stuart Rose, Chief Executive Officer of REX Stores, (ii) Douglas Bruggeman, Chief Financial Office of REX Stores, and (iii) Rick Santia, Vice President – Corporate Development of Seller.

      6.2 Purchaser’s Representations and Warranties.

     Purchaser hereby represents and warrants to Seller as follows:

          (a) Purchaser has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

          (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions herein contemplated conflict with or result in the material breach of any terms, conditions or provisions of or constitute a default under, any bond, note, or other evidence of indebtedness or any agreement to which Purchaser is a party.

     6.3 Survival. The representations and warranties of Seller and Purchaser set forth in this Agreement shall be deemed remade as of Closing, and said representations and warranties as so remade shall survive Closing for a period of three hundred sixty five (365) days after the Closing Date (other than the representations made in Sections 6.1(a) and 6.2(a), which shall have no expiration date), after which all of the representations and warranties of Seller and Purchaser set forth in this Agreement shall become void and of no further force or effect.

     6.4 Indemnification. Seller hereby indemnifies and agrees to defend, hold harmless and protect Purchaser, each partner or shareholder, as the case may be, in Purchaser, and their respective officers, directors, members, shareholders, partners, employees, agents and consultants, from and against any and all loss, costs, expenses (including reasonable attorneys’ fees), obligations, liabilities, claims (including any claim for damage to property or injury to death of any persons), liens, or encumbrances, but not consequential damages, punitive damages or lost profits, arising from: (i) the Properties and arising or accruing on or before the Closing Date, including, without limitation, matters arising under Environmental Laws or relating to Hazardous Materials; (ii) any act, conduct, omission, contract or commitment of Seller occurring on or before the Closing Date; or (iii) any material inaccuracy in or material breach of any representation or warranty of Seller resulting from any breach or default by Seller under this Agreement, provided the claim for indemnity was timely made during the survival period set forth in Section 6.3 above. The party claiming indemnification under this Section 6.4 or under Section 3.2(c), Section 9 or Section 15.14 hereof (the “Indemnitee”) shall notify the other party (the “Indemnitor”) of any such claim for indemnification within forty-five (45) days after the Indemnitee receives notice of the basis for such claim, but failure to notify the Indemnitor shall in no case limit the obligations of the Indemnitor under this Section 6.4 except to the extent Indemnitor shall be prejudiced by such failure. Should Indemnitor fail to discharge or undertake to defend against such claim upon learning of the same, then the Indemnitee may litigate or settle such liability or submit such liability to arbitration or other alternative dispute resolution in its reasonable discretion and Indemnitor’s liability shall include, but not be limited to, the amount of such settlement. The provisions of this Section 6.4 shall survive the Closing for a period of two (2) years, if the Closing shall occur, and shall survive termination of this Agreement, if this Agreement shall be terminated.

SECTION 7 PURCHASE AS-IS

     EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT, PURCHASER WARRANTS AND ACKNOWLEDGES TO AND AGREES WITH SELLER THAT PURCHASER IS PURCHASING THE PROPERTIES IN THEIR “AS-IS, WHERE IS” CONDITION “WITH ALL FAULTS” AS OF THE CLOSING DATE AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESS OR IMPLIED, AS TO THEIR CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, OR ANY OTHER WARRANTY OF ANY KIND, NATURE, OR TYPE WHATSOEVER FROM OR ON BEHALF OF SELLER. SELLER AND PURCHASER ACKNOWLEDGE AND AGREE THAT Seller’s OBLIGATION TO REMOVE FIXTURES, SHELVING, CABINETS, COUNTERS, DESKS, SIGNS AND SIGN FASCIAS AND SATELLITE DISHES FROM THE PROPERTIES SHALL BE GOVERNED

BY THE TERMS AND CONDITIONS OF THE LEASES AND 90-DAY LICENSE AGREEMENTS, AS THE CASE MAY BE.

SECTION 8 CLOSING COSTS

     8.1 Seller’s Closing Costs. Seller shall pay the following expenses incurred in connection with the transactions described herein: (a) all costs associated with efforts to obtain the Fairness Opinion, and (b) Seller’s legal fees. Seller also agrees to credit Purchaser at Closing the sum of One Million Four Hundred Thousand Dollars ($1,400,000.00) to reimburse Purchaser for due diligence costs, closing costs and deferred maintenance expenses associated with the Properties.

     8.2 Purchaser’s Closing Costs. Subject to receipt of the credit contemplated by Section 8.1 hereof and provided the Closing occurs, Purchaser shall pay the following expenses incurred in connection with the transactions described herein: (a) the commitment fee and premiums on any Owner’s Title Policies obtained by Purchaser, including any title endorsements thereto, (b) any cancellation fees payable to the Title Company for title commitment for any Property with respect to which this Agreement is terminated, (c) any title coordination or escrow fees, (d) the cost to obtain any zoning reports, updates to Existing Surveys or new surveys ordered by Purchaser, (e) the cost to obtain any additional environmental assessment reports with respect to the Environmental Assessment Properties, (f) the fee for the recording of the deeds, REA Assignments, Space Lease Assignments and memorandum of leases, (g) Purchaser’s legal fees and expenses, (h) the cost to obtain the Title Commitments for the Properties, (i) the cost to obtain Phase I environmental reports and property condition assessments for the Properties (including the Additional Properties) prepared by Professional Service Industries (collectively, the “PSI Reports”), and (j) any deed and transfer taxes.

SECTION 9 BROKERAGE COMMISSIONS

     Seller and Purchaser each warrant and represent to the other that neither has had any dealings with any broker, agent or finder relating to the sale of any Property or the other transactions contemplated hereby, and each agrees to indemnify, defend and hold the other harmless from and against any claim for brokerage commissions, compensation or fees by any broker, agent or finder in connection the sale of any Property or the other transactions contemplated hereby resulting from the acts of the indemnifying party. This Section 9 shall survive the Closing, if the Closing shall occur, and shall survive termination of this Agreement, if this Agreement shall be terminated.

SECTION 10 NOTICE

     All notices, demands and communications (a “Notice”) under this Agreement shall be delivered or sent by: (a) first class, registered or certified mail, postage prepaid, return receipt requested, (b) nationally recognized overnight courier, or (c) facsimile with confirmation of receipt of such facsimile, addressed to the address of the intended recipient set forth below or to such other address as either party may designate by notice pursuant to this Section. Notices shall be deemed given upon receipt or refusal. Any notice may be given by counsel to the party giving such notice.

Notices to Seller:	Rex Radio and Television, Inc.
Kelly & Cohen Appliances, Inc.
Stereo Town, Inc.
2875 Needmore Road
Dayton, OH 45414
Attn: Douglas Bruggeman
Ph. (937)279-3931
Fax. (937)279-8643

With a copy to:	Chernesky, Heyman & Kress P.L.L.
10 Courthouse Plaza SW, Suite 1100
Dayton, Ohio 45402
Attn: Edward M. Kress and Karen R. Adams
Ph. (937)449-2830 and (937)449-2825
Fax. (937)463-4947

Notices to Purchaser:	Coventry Real Estate Investments, LLC
c/o Coventry Real Estate Advisors, L.L.C.
1 East 52nd Street, 4th Floor
New York, NY 10022
Attn: Mr. David Hirschberg
Ph. 212.699.4100
Fax. 212.699. 4124

With a copy to:	Thompson Hine LLP
3900 Key Center
127 Public Square
Cleveland, Ohio 44114
Attention: Robyn Minter Smyers, Esq.
Ph. 216.566.5500
Fax 216.566.5800

SECTION 11 CASUALTY AND CONDEMNATION

     11.1 Casualty. If any Property is damaged by fire or other casualty prior to the Closing Date and the cost to repair would exceed twenty-five percent (25%) of the valuation for such Property based upon $76.43 multiplied by the square footage of such Property as reflected on Exhibit 1.1 hereof (as determined by an insurance adjuster mutually selected by Purchaser and Seller), then either Seller or Purchaser may terminate this Agreement, but only with respect to the Property that is affected by such casualty, by written notice to Seller given on or before the earlier of (i) twenty (20) days following such casualty or (ii) the Closing Date. In the event of such termination, all exhibits and schedules hereto and definitions herein shall be deemed modified to remove such affected Property, and the Purchase Price shall be reduced in accordance with Section 15.12 hereof. If neither Seller or Purchaser are entitled to terminate this Agreement with respect to the affected Property pursuant to the foregoing (or otherwise under this Agreement) or, either Seller or Purchaser are so entitled to terminate this Agreement, but do not elect to do so, then the Closing shall take place as herein provided, including, without limitation, without abatement of the Purchase Price and with Seller’s delivery of the Lease, executed by Seller, for the affected Property, and Seller shall assign and transfer to Purchaser on the Closing Date, without warranty or recourse, (A) all of Seller’s right, title and interest in and to all insurance proceeds paid or payable to Seller on account of such fire or casualty (less Seller’s reasonable costs of collection thereof and, provided that Seller obtained Purchaser’s prior written approval therefor, the reasonable amounts spent by Seller toward the restoration or repair of the Property, as supported by reasonable evidence of such expenditures provided to Purchaser), and (B) all of Seller’s rights under any contract with respect to any restoration or repair. Seller shall credit Purchaser the amount of the deductible except to the extent that Seller has already expended the deductible on the aforementioned restoration or repair costs, as supported by reasonable evidence of such expenditures provided to Purchaser.

     11.2 Right of First Refusal in the Event of Termination Post-Casualty. If Seller terminates this Agreement with respect to any Property pursuant to Section 11.1 hereof, then Purchaser shall have a right of first refusal which expires on the date that is 365 days after the date of such termination with respect to any sale, joint venture or other direct or indirect disposition by Seller and/or REX Stores of such Property. If at any time prior to the date that is 365 days after such date of termination, Seller and/or REX Stores receive a bona fide offer with respect to a sale, joint venture or other direct or indirect disposition of such Property that Seller and/or REX Stores desire to accept, then prior to accepting the offer, Seller and/or REX shall deliver written notice of the offer to Purchaser. Such notice shall include a copy of the offer. Purchaser shall have ten (10) Business Days after receipt of the notice regarding the offer to exercise its right of first refusal and accept the offer, which right shall be exercisable by delivery of written notice to Seller and/or REX Stores. If Purchaser so accepts the offer, then Purchaser shall have the right and the obligation to enter into the transaction contemplated by the offer upon the same terms and conditions as are set forth in the offer, except that periods of time for purchaser performance shall be extended so that Purchaser shall have at least ten (10) Business Days from the date of Purchaser’s acceptance of the offer for such performance and at least thirty (30) days from the date of Purchaser’s acceptance of the offer to close on the transaction contemplated by the offer. If Purchaser does not so accept the offer, then Seller and/or REX Stores may accept the offer and enter into the transaction contemplated by the offer pursuant to the terms and conditions set forth in the offer and the Purchaser’s right of first refusal under this Section 11.2 shall remain in effect with respect to any future offer during the 365-day period. This Section 11.2 shall survive the termination of this Agreement with respect to any Property pursuant to Section 11.1 and constitutes a Surviving Obligation.

     11.3 Condemnation. If a Property or any portion thereof is taken in eminent domain proceedings prior to Closing, and if such taking materially adversely interferes with the value or operation of such Property, Purchaser may, as its sole and exclusive right and remedy, terminate this Agreement, but only with respect to the Property that is affected by such taking, by notice to Seller given on or before the earlier of (a) twenty (20) days after such taking or (b) the Closing Date. In the event of such termination, all exhibits and schedules hereto and definitions herein shall be deemed modified to remove such affected Property, and the Purchase Price shall be reduced in accordance with Section 15.12 hereof. If Purchaser is not entitled to or does not elect to so terminate, the Closing shall take place as herein provided, including, without limitation, without abatement of the Purchase Price and with Seller’s delivery of the Lease, executed by Tenant, for the affected Property, and Seller shall assign and transfer to Purchaser on the Closing

Date, without warranty or recourse, all of Seller’s right, title and interest in and to all condemnation awards paid or payable to Seller on account of such eminent domain proceedings (if any) less Seller’s reasonable costs of collection thereof and, provided that Seller obtained Purchaser’s prior written approval therefor, the reasonable amounts spent by Seller toward the restoration or repair of the Property, as supported by reasonable evidence of such expenditures.

SECTION 12 OPERATIONS PRIOR TO CLOSING OR TERMINATION

     Seller covenants and agrees with Purchaser that after the date hereof until the Closing or termination of this Agreement, Seller shall conduct its business involving the Properties as follows:

          (a) Seller shall not transfer title to any Property or create any easements or mortgages encumbering any Property that will survive Closing.

          (b) Subject to 12(c)-(d) below, Seller shall not enter into or amend the Service Contracts or any other contracts affecting the Properties, other than contracts entered into in the ordinary course of business and which are cancelable by the owner of such Property without penalty or fee at or prior to Closing. Seller shall terminate all Service Contracts and other contracts affecting the Properties, except the Permitted Exceptions, REAs and Space Leases, and pay any penalty or fee associated with such terminations, at or prior to Closing.

          (c) Seller shall not amend or agree to amend any Space Lease without Purchaser’s prior written consent, which Purchaser shall not unreasonably withhold or delay. Seller shall pay and perform Seller’s obligations as landlord under the Space Leases and otherwise comply with the requirements of the Space Leases.

          (d) Seller shall not amend or agree to amend any REA without Purchaser’s prior written consent, which Purchaser shall not unreasonably withhold or delay, and Seller shall pay and perform or cause to be paid and performed Seller’s obligations under the REAs and otherwise comply with the requirements of the REAs.

          (e) Seller shall maintain or cause to be maintained the Properties in the same condition and repair as existed as of the date of the applicable PSI Reports, normal wear and tear and damage by fire or other casualty excepted, in which case Section 12 of this Agreement shall control.

          (f) Seller shall maintain or cause to be maintained the existing casualty, liability and other insurance policies relating to the Properties that are currently maintained by Seller as evidenced by the certificate attached hereto as Exhibit 12(f).

          (g) Seller shall promptly deliver to Purchaser copies of any (i) notices received by Seller from any governmental authority alleging any violation of any applicable law or ordinance with respect to any Property; (ii) notices from the Space Lease Tenants under the Space Leases or parties under the REAs alleging any default or default with the giving of notice or passage of time, or both, on the part of Seller received by Seller; or (iii) notices from Seller alleging any default or any event which with the giving of notice or passage of time, or both, constitutes a default on the part of any party to the Space Leases or REAs; provided, however, that no such notice alleging a default on the part of any party to the Spaces Leases or REAs shall be given by Seller without Purchaser’s prior consent, which Purchaser may withhold in its sole discretion.

          (h) Seller shall not institute any zoning proceeding affecting any Property without Purchaser’s prior written consent, which Purchaser may withhold in its sole discretion. Seller shall regularly communicate with Purchaser regarding the status of and developments in any pending property tax complaints or proceedings. Seller shall deliver written notice to Purchaser prior to instituting any additional property tax complaints or proceedings.

SECTION 13 DEFAULTS AND REMEDIES

     13.1 Seller Defaults. In the event that Seller, on or prior to the Closing Date, shall default in the performance of its obligations hereunder (other than de minimis obligations that do not affect the use or value of the transactions contemplated hereunder in any material respect), Purchaser, as its sole and exclusive remedy and in lieu of all other rights or remedies otherwise provided at law or in equity, may either (a) seek specific performance of Seller’s obligations hereunder, or (b) terminate this Agreement and receive (i) prompt refund of the Earnest Money and any other sums deposited by Purchaser with the Escrow Agent, and (ii) prompt payment by Seller to Purchaser of a break up fee of Two Million Five Hundred Thousand Dollars ($2,500,000.00), which sums shall be full and complete liquidated damages for such default of Seller. The parties hereto acknowledge that it is impossible to estimate more precisely the damages which might be suffered by Purchaser upon Seller’s default. Purchaser’s receipt of the aforementioned sums is intended not as a penalty, but as full liquidated damages. Upon receipt of such sums, Purchaser hereby waives and releases any right to (and hereby covenants that it shall not) sue Seller to recover actual, punitive, consequential, special or exemplary damages in excess of such sums in connection with any such default.

     13.2 Purchaser Defaults. In the event that Purchaser, on or prior to the Closing Date, shall default in the performance of its obligations under this Agreement (other than de minimis obligations that do not affect the value of the transactions contemplated hereunder in any material respect), then Seller, as its sole and exclusive remedy and in lieu of all other rights or remedies otherwise provided at law or in equity, may terminate this Agreement and receive and retain the Earnest Money as full and complete liquidated damages for such default of Purchaser. The parties hereto acknowledge that it is impossible to estimate more precisely the damages which might be suffered by Seller upon Purchaser’s default. Seller’s receipt of the Earnest Money is intended not as a penalty, but as full liquidated damages. The right to retain such sums as full liquidated damages is Seller’s sole and exclusive remedy in the event the purchase and sale of the Property is not consummated because of a default hereunder by Purchaser, and, upon receipt of such sums, Seller hereby waives and releases any right to (and hereby covenants that it shall not) sue Purchaser: (i) for specific performance of this Agreement, or (ii) to recover actual, punitive, consequential, special or exemplary damages in excess of such sums in connection with any such default.

SECTION 14 OTHER OFFERS

     14.1 Other Offers. From the date hereof until the Closing Date or the earlier termination of this Agreement in accordance with the terms hereof, the Restricted Parties will not, and each of them will direct and cause their respective directors, officers, employees and agents not to, directly or indirectly, (i) solicit, initiate, knowingly encourage, take any action to facilitate the consummation of, or enter into agreements with any other Person with respect to, any Acquisition Proposal, (ii) engage or participate in discussions or negotiations with any Person with respect to an Acquisition Proposal, or (iii) in connection with an Acquisition Proposal, disclose any nonpublic information relating to the Properties, except that the Restricted Parties may take any action described in clause (ii) or (iii) if (A) such action is taken in connection with an unsolicited Acquisition Proposal, (B) in the good faith judgment of the Board of Directors of REX Stores, after having received the advice of a financial advisor of internationally recognized reputation and of independent legal counsel (who may be the regularly engaged independent legal counsel of REX Stores) (1) the Acquisition Proposal constitutes, or is reasonably likely to result in, a Superior Transaction, and (2) the failure to take such action would be a breach of the fiduciary duties of the Board of Directors of REX Stores under applicable law, and (C) in the case of the disclosure of nonpublic information relating to the Properties, such information is covered by a confidentiality agreement that is no less favorable to REX Stores than is afforded by the confidentiality agreement entered into between REX Stores and Purchaser in connection with the Proposed Transaction. REX Stores will promptly notify Purchaser orally, and confirm such notification in writing within 24 hours of such notification, of any Acquisition Proposal or any inquiries with respect thereto. Any such written notification will include the identity of the Person making such inquiry or Acquisition Proposal and a description of the material terms of the Acquisition Proposal (or the nature of the inquiry) and will indicate whether any of the Restricted Parties is providing or intends to provide the Person making the Acquisition Proposal with access to nonpublic information relating to the Properties.

     14.2 Termination. None of the Restricted Parties will enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (in each case, an “Acquisition Agreement”) relating to any Acquisition Proposal with any Person other than the Purchaser; except that, prior to the Closing Date, the Restricted Parties may, in response to an unsolicited Acquisition Proposal, enter into an Acquisition Agreement if (i) the Board of Directors of REX Stores determines in good faith after having received the advice of a financial advisor of internationally recognized reputation and the written opinion of outside legal counsel (who may be the regularly engaged outside legal counsel of REX Stores) that such Acquisition Proposal constitutes a Superior Transaction and that the failure to take any such action would be a breach of the fiduciary duties of such Board of Directors under applicable law; (ii) within three days after Purchaser’s receipt of written notice from REX Stores advising Purchaser that REX Stores has received an Acquisition Proposal that has been determined to be a Superior Transaction, which notice shall specify the material terms of the Superior Transaction and identify the Person offering the Superior Transaction, Purchaser does not make an offer that the Board of Directors determines in good faith to be at least as favorable to REX Stores and its stockholders as the Superior Transaction; and (iii) promptly after satisfaction of the conditions set forth in clauses (i) and (ii) above, the Restricted Parties pay to Purchaser a termination fee of Two Million Five Hundred Thousand Dollars ($2,500,000.00) (the “Termination Fee”), terminate this Agreement and concurrently therewith enter into a definitive Acquisition

Agreement with respect to such Superior Transaction. No such termination by the Restricted Parties will be effective unless and until Purchaser has received the Termination Fee. In such event of termination of this Agreement pursuant to this Section 14.2, the Earnest Money and any other sums deposited by Purchaser with the Escrow Agent shall be returned to Purchaser, all documents delivered into escrow shall be returned by the Escrow Agent to the depositing party, Purchaser shall promptly return to Seller the Delivery Items, and each party shall pay any costs theretofore incurred by it, whereupon neither party shall have any additional liability hereunder, except for the Surviving Obligations.

SECTION 15 MISCELLANEOUS

     15.1 Entire Agreement; Amendments. This Agreement, together with the exhibits attached hereto, constitutes the entire agreement of the parties hereto regarding the purchase and sale of the Properties, and all prior agreements, understandings, representations and statements, oral or written, including any so-called offer letters or letters of intent, are hereby merged herein and superseded hereby. This Agreement may be amended or modified only by an instrument in writing, signed by the party or parties intended to be bound thereby.

     15.2 Time. All parties hereto agree that time is of the essence in the performance of the provisions of this Agreement.

     15.3 Counterpart Execution. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original. The execution of this Agreement by facsimile signature or other electronic means shall be binding and enforceable as an original.

     15.4 Governing Law. This Agreement shall be deemed to be a contract made under the internal laws of the State of Ohio and for all purposes shall be governed by and interpreted in accordance with the laws of the State of Ohio.

     15.5 Assignment; Third Party Beneficiaries. Neither Purchaser or Seller shall assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party. Notwithstanding this foregoing, without the prior written consent of Seller, Purchaser shall have the right to (a) assign this Agreement and Purchaser’s rights hereunder, and/or (b) designate a nominee or nominees to whom Seller shall convey Seller’s interest in one (1) or more Properties at Closing; provided, in each case, Coventry Real Estate Advisors or its affiliates have a direct or indirect ownership interest in such assignee, nominee or nominees. Subject to the foregoing, this Agreement shall inure to the benefit of, and shall be enforceable by and binding upon, the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer any rights or remedies upon any Person, other than the parties hereto and, subject to the restrictions on assignment herein contained, their respective successors and assigns.

     15.6 Section Headings. The Section headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several Sections hereof.

     15.7 Severability. If any portion of this Agreement is held to be unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.

     15.8 WAIVER OF TRIAL BY JURY. SELLER AND PURCHASER, TO THE EXTENT THEY MAY LEGALLY DO SO, HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT THEY MAY LEGALLY DO SO, SELLER AND PURCHASER HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

     15.9 No Waiver. No covenant, term or condition of this Agreement, other than as expressly set forth herein, shall be deemed to have been waived by Seller or Purchaser unless such waiver is in writing and executed by Seller or Purchaser, as the case may be.

     15.10 Time of Performance. Whenever the time for performance of an obligation under this Agreement occurs or expires on a day other than a Business Day, the time for performance thereof shall be extended to the next Business Day. For the purpose of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday, U.S. national holiday or holiday in the State of Ohio.

     15.11 Commercially Reasonable Efforts. Between the date of this Agreement and the Closing Date, REX Stores, Seller and Purchaser shall cooperate with each other and use commercially reasonable efforts to perform their respective obligations hereunder and cause to be made the respective deliveries required to be made by them.

     15.12 Termination; Reduction of Purchase Price. In the event of the termination of this Agreement with respect to any Property that, by the express terms of this Agreement, is governed by this Section 15.12, the Purchase Price shall be reduced by the amount equal to $76.43 multiplied by the square footage of such Property as reflected on Exhibit 1.1 hereof.

     15.13 Further Assurances. If at any time any of the parties hereto reasonably determine that any further assignments, conveyances or assurances are reasonably necessary or desirable to carry out the provisions hereof and the transactions contemplated herein, the appropriate parties hereto shall execute and deliver, or cause to be executed and delivered, any and all proper deeds, assignments and assurances and to do, or cause to be done, all things reasonably necessary or proper to carry out fully the provisions hereof.

     15.14 Non-Solicitation. Seller agrees not to market for a sale, debt financing, joint venture or other direct or indirect disposition of any Property or the Properties (each, a “Prohibited Transaction”), negotiate for any Prohibited Transaction, or accept any offers for a Prohibited Transaction until the earliest to occur of (a) this Agreement is terminated with respect to the affected Property pursuant to the terms hereof, or (b) the termination of this Agreement in its entirety.

     15.15 1031 Exchange. Any party hereto may structure the sale or purchase of any Property or the Properties, as the case may be, as a like-kind exchange under Internal Revenue Code Section 1031 at the exchanging party’s sole cost and expense, except as set forth below. Each party shall reasonably cooperate therein, provided that such party(ies) shall incur no material costs, expenses or liabilities in connection with the other party’s exchange. Each party shall indemnify, defend and hold the other harmless from all liability in connection with the indemnifying party’s exchange. If any party uses a qualified intermediary to effectuate the exchange, any assignment of the rights or obligations of such party hereunder shall not relieve, release or absolve such party of its obligations to the others. The provisions of this Section 15.14. shall survive the Closing.

     15.16 Joint and Several Liability. The obligations and undertakings of Seller One, Seller Two and Seller Three and REX Stores under this Agreement are joint and several.

     15.17 Allocations. The allocation of the Purchase Price with respect to each Property on Schedule 15.17 shall be as set forth on such schedule. The allocation of the Purchase Price with respect to each Property other than each Property on Schedule 15.17 shall be mutually agreed upon between Seller and Purchaser not later than March 30, 2007. If Seller and Purchaser are unable to so agree by such date, the Purchase Price allocated to each Property other than the Properties on Schedule 15.17 hereof shall be calculated by multiplying the square footage of each Property by the Square Foot Allocation. For the purpose of this Agreement, (i) “Square Footage Allocation” shall mean the amount equal to the Adjusted Purchase Price divided by the Adjusted Aggregate Square Footage, (ii) “Adjusted Purchase Price” shall mean the amount equal to the Purchase Price for the Properties less the Purchase Price allocated to each Property on Schedule 15.17 hereof, and (iii) “Adjusted Aggregate Square Footage” shall mean the amount equal to the aggregate square footage of the Properties less the aggregate square footage of the Properties on Schedule 15.17.

SECTION 16 ESCROW

16.1 Earnest Money.

          (a) The parties hereto have mutually requested that the Escrow Agent act as escrow agent for the purpose of holding the Earnest Money in accordance with the terms of this Agreement. The Earnest Money shall be deposited by the Escrow Agent in an interest bearing account approved by Purchaser.

          (b) The Earnest Money shall be released or delivered to the party entitled thereto pursuant to this Agreement with reasonable promptness after the Escrow Agent shall have received notice:

(i)	from Seller and Purchaser authorizing release of the Earnest Money, or
(ii)	of the occurrence of either of the following events:

	(A)	Closing, at which time the Earnest Money shall be paid to Seller and applied to the Purchase Price; or

	(B)	the receipt by the Escrow Agent of a written notice from either Seller or Purchaser stating that an event has occurred under this Agreement entitling the party delivering such notice to the Earnest Money, whereupon the Escrow Agent shall deliver written notice (the “Default Notice”) thereof to the other party and, unless such other party shall have delivered a written notice of objection to the Title Company within ten (10) Business Days following receipt by such other party of the Default Notice, the Escrow Agent shall deliver the Earnest Money to the party initially requesting the Earnest Money.

     16.2 Duties.

          (a) The Escrow Agent is to be considered as a depository only, shall not be deemed to be a party to any document other than this Agreement. The Escrow Agent shall not at any time be held liable for actions taken or omitted to be taken in good faith and in the exercise of reasonable judgment and without negligence or willful misconduct.

          (b) It is further understood by Seller and Purchaser that if, as a result of any disagreement between them or adverse demands and claims being made by any of them upon the Escrow Agent, or if the Escrow Agent otherwise shall become involved in litigation with respect to this Agreement, the Escrow Agent may deposit the Earnest Money with a court of competent jurisdiction and/or in accordance with the order of a court of competent jurisdiction and in any such event, Seller and Purchaser agree that they, jointly and severally, are and shall be liable to the Escrow Agent and shall reimburse the Escrow Agent on demand for all costs, expenses and reasonable counsel fees it shall incur or be compelled to pay by reason of any such litigation. Seller and Purchaser agree between themselves that each shall be responsible to advance one-half of all amounts due the Escrow Agent pursuant to this Section 16.2, provided that any such advance by Seller or Purchaser as a result of any dispute or litigation between them shall be without prejudice to its right to recover such amount as damages from the breaching party except as otherwise provided herein.

          (c) In taking or omitting to take any action whatsoever hereunder, the Escrow Agent shall be protected in relying upon any notice, paper, or other document reasonably believed by it to be genuine, or upon evidence deemed by it to be sufficient.

16.3 Closing.

          (a) Upon the satisfaction of the mutual obligations of the parties hereunder, the Title Company shall promptly submit for recording or filing, as applicable, all appropriate instruments delivered to it at the Closing.

          (b) The Title Company shall have no right to approve any amendment to this Agreement unless such amendment purports to affect the rights or obligations of the Title Company or Escrow Agent hereunder.

          (c) The Title Company hereby agrees to serve as the “real estate reporting person” (as such term is defined in Section 6045(e) of the Code).

[signatures on following page]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

REX STORES:	PURCHASER:

REX STORES CORPORATION,	COVENTRY REAL ESTATE
a Delaware corporation	INVESTMENTS, LLC,
a Delaware limited liability company

By:	By: Coventry Real Estate Investment Holdings,
Name:	LLC
Title:
By:
David S. Hirschberg, Member
SELLER:

REX RADIO AND TELEVISION, INC.,
an Ohio corporation

By:
Name:
Title:

KELLY & COHEN APPLIANCES, INC.,
an Ohio corporation

By:
Name:
Title:

STEREO TOWN, INC.,
a Georgia corporation

By:
Name:
Title:

Exhibit 1.1

List of Sites

Store No.	Address	City	State	ZIP	County	SF	Seller
3	2119 E. Dorothy Lane	Kettering	OH	45420	Montgomery	10,507	Seller One
10	5225 Highway 18 South	Jackson	MS	39209	Hinds	11,996	Seller One
32	2440 Broad Street	Sumter	SC	29151	Sumter	13,527	Seller Two
45	8522 US Hwy 441	Leesburg	FL	34788	Lake	12,000	Seller Three
50	1808 22nd Ave. SW	Minot	ND	58701	Ward	9,000	Seller One
51	7050 Ulmerton Road	Largo	FL	34641	Pinellas	11,988	Seller One
52	2651 29th St.	Greeley	CO	80631	Weld	12,980	Seller One
53	3755 Harrison Ave.	Butte	MT	59701	Silver Bow	12,000	Seller One
56	4300 10th Ave. South	Great Falls	MT	59405	Cascade	12,000	Seller One
59	8290 N. Pensacola Blvd.	Pensacola	FL	32505	Escambia	11,500	Seller Three
60	3501 6th Ave. S.E.	Aberdeen	SD	57401	Brown	11,956	Seller One
61	1725 32nd Ave. S.	Grand Forks	ND	58201	Grand Forks	11,844	Seller One
67	241 W. 15th Street	Panama City	FL	32401	Bay	8,746	Seller Three
73	3301 Singing Hills Blvd.	Sioux City	IA	51106	Woodbury	11,988	Seller Two
78	3548 Rt. 281	Cortland	NY	13045	Cortland	11,988	Seller Two
88	1801 Norman Drive	Valdosta	GA	31601	Lowndes	12,000	Seller Two
97	2717 W. 26th Street	Erie	PA	16506	Erie	12,000	Seller Two
103	1821 Beltline Road SW	Decatur	AL	35601	Morgan	11,000	Seller One
104	120 N. Range Line	Joplin	MO	65801	Jasper	12,000	Seller One
108	2619 Dawson Road	Albany	GA	31707	Dougherty	10,000	Seller Two
112	4099 McDonald Drive	Dubuque	IA	52002	Dubuque	11,830	Seller Two
118	1305 81 E. Ash Street	Piqua	OH	45356	Miami	12,000	Seller One
120	803 S. Wheatley Street	Ridgeland	MS	39158	Madison	9,920	Seller One
129	2920 Cheney Highway	Titusville	FL	32780	Brevard	12,000	Seller Three
132	5101 Okeechobee Rd.	Ft. Pierce	FL	34947	Saint Lucie	10,000	Seller Three
133	4436 Tamiami Trial	Naples	FL	33962	Collier	11,958	Seller Three
140	4801 Commercial Way	Springhill	FL	34606	Hernando	11,570	Seller Three
142	6748 NW Cache Road	Lawton	OK	73505	Comanche	12,000	Seller Three
143	28270 S. Tamiami Trail	Bonita Springs	FL	34134	Lee	11,988	Seller One
144	946 Orleans Road	Charleston	SC	29407	Charleston	11,058	Seller One
145	1817 S. Ave. West	Missoula	MT	59801	Missoula	11,840	Seller One
147	1414 Poleline Road East	Twin Falls	ID	83301	Twin Falls	11,988	Seller One
148	262 W. Hanley Avenue	Coeur D'Alen	ID	83814	Kootenai	11,988	Seller One
152	1804 N. Belt Highway	St. Joseph	MO	64506	Buchanan	7,000	Seller One
155	2827 Watson Blvd.	Warner Robins	GA	31093	Houston	11,900	Seller Two
160	1145 East Main Street	Carbondale	IL	62901	Jackson	11,211	Seller Two

Store No.	Address	City	State	ZIP	County	SF	Seller
162	12052 Highway 17 Bypass	Murell’s Inlet	SC	29576	Georgetown	9,999	Seller Two
163	2376 David Lyle Blvd.	Rock Hill	SC	29730	York	10,044	Seller Two
167	1200 Berkeley Blvd.	Goldsboro	NC	27532	Wayne	11,918	Seller Two
169	2045 Statesville Blvd.	Salisbury	NC	28144	Rowan	10,064	Seller Two
171	1806 21st Street	Lewiston	ID	83501	Nez Perce	11,904	Seller One

174	12905 U.S. Hwy 19	Hudson	FL	34667	Pasco	11,000	Seller Three
175	30512 U.S. Hwy 19 S.	Palm Harbor	FL	34684	Pinellas	11,000	Seller Three
183	7130 Rivers Ave.	Charleston	SC	29418	Charleston	9,600	Seller Two
193	106 East Loop 281	Longview	TX	75601	Gregg	11,918	Seller One
194	4322 John Ben Sheppard	Odessa	TX	79762	Ector	11,009	Seller One
196	4717 N. Midkiff Road	Midland	TX	79702	Midland	11,009	Seller One
		New
201	331 Graft Road S.E.	Philadelphia	OH	44663	Tuscarawas	8,004	Seller One
202	4903 Milan Road	Sandusky	OH	44870	Erie	11,918	Seller One
204	2900 Milton Ave.	Janesville	WI	53545	Rock	11,988	Seller One
207	2550 E. Morris Blvd.	Morristown	TN	37813	Hamblen	7,650	Seller Two
212	8202 N. Naverro	Victoria	TX	77904	Victoria	10,044	Seller One
214	2200 Orchard Crossing	Benton Harbor	MI	49022	Berrien	11,985	Seller One
216	4130 E. Wilder Road	Bay City	MI	48706	Bay	13,940	Seller One
217	1612 Highway 50 West	Pueblo	CO	81008	Pueblo	11,988	Seller One
218	2152 Dell Range Blvd.	Cheyenne	WY	82009	Laramie	11,700	Seller One
219	3650 E. 2nd Street	Casper	WY	82601	Natrona	13,932	Seller One
220	2469 Hwy 6 & 50	Grand Junction	CO	81505	Mesa	11,985	Seller One
221	2223 Colorado Boulevard	Denton	TX	76205	Denton	11,985	Seller One
223	3035 Northridge East	Ashtabula	OH	44004	Ashtabula	11,960	Seller One
231	3501 4th St. SW	Mason City	IA	50401	Cerro Gordo	11,988	Seller Two
233	107 Sandy Court	Danville	VA	24541	Danville City	11,900	Seller One
237	6967 US Routes 322	Cranberry	PA	16319	Butler	11,920	Seller Two
238	4361 Venture Drive	Peru	IL	61354	La Salle	15,000	Seller Two
239	3208 Veterans Drive	Pekin	IL	61554	Tazewell	13,000	Seller Two
242	1804 N. Diers Avenue	Grand Island	NE	68803	Hall	14,652	Seller Two
248	20839 State Route 3	Watertown	NY	13601	Jefferson	11,880	Seller Two
252	96 Airport Beltway	Hazelton	PA	18201	Luzerne	11,988	Seller Two
254	1573 N. State Rte 50	Bradley	IL	60915	Kankakee	11,748	Seller Two
264	2313 N. Monroe	Monroe	MI	48162	Monroe	16,488	Seller One
265	2350 Airline Drive	Bossier City	LA	71111	Bossier Parish	14,985	Seller One
271	979 St. Rte 5 & US 20	Geneva	NY	14556	Ontario	11,970	Seller Two
272	2749 Military Road	Niagara Falls	NY	14305	Niagara	11,988	Seller Two
		N. Myrtle
273	851 Highway 17 South	Beach	SC	29582	Horry	11,988	Seller One

Store No.	Address	City	State	ZIP	County	SF	Seller
276	2250 Tiffin Ave.	Findlay	OH	45840	Hancock	11,984	Seller One
280	5071 State Hwy 23	Seller Oneonta	NY	13820	Otsego	11,400	Seller Two
281	90A W. Campbell Road	Rotterdam	NY	12306	Schenectady	12,000	Seller Two
283	13115 Lee Highway	Bristol	VA	24202	Bristol	11,988	Seller One
284	4531 North Main Street	Roswell	NM	88202	Chaves	12,000	Seller One

287	420 Walton Drive	Texarkana	TX	75501	Bowie	11,700	Seller One
288	W8165 Hwy 2 & 141 South	Iron Mountain	MI	49801	Dickinson	11,988	Seller One
	3336 North Montana				Lewis and
289	Avenue	Helena	MT	59602	Clark	11,988	Seller One
290	2615 Lincoln Way	Clinton	IA	52732	Clinton	11,988	Seller Two
291	1823 S. West Avenue	Freeport	IL	61032	Stephenson	11,970	Seller Two
292	2100 Memorial Drive	Waycross	GA	31501	Ware	11,988	Seller Two
	3190 E. Andrew Johnson
295	Hwy	Greenville	TN	37745	Greene	11,988	Seller Two
297	927 S. State Road 19	Palatka	FL	32177	Putnam	11,988	Seller Three
306	1611 West Rose Street	Walla Walla	WA	99362	Walla Walla	11,400	Seller One
307	2654 S.E. Washington Blvd.	Bartlesville	OK	74006	Washington	12,000	Seller Three
308	1431 Montana Hwy 35	Kalispell	MT	59901	Flathead	11,830	Seller One
309	1600 Memorial Drive	Houghton	MI	49931	Houghton	12,000	Seller One
314	2200 E. Main Street	Owosso	MI	48867	Shiawassee	11,988	Seller One
316	1603 E. Dixie Drive	Asheboro	NC	27203	Randolph	12,000	Seller Two
324	3869 N. Gloster	Tupelo	MS	38801	Lee	11,720	Seller One

Seller Key:

Seller One: Rex Radio and Television, Inc.

Seller Two: Kelly & Cohen Appliances, Inc.

Seller Three: Stereo Town, Inc.

Exhibit 2.1(a)(i)

Legal Descriptions

[see attachment]

Exhibit 2.3(a)

Form of Lease

[see attachment]

Exhibit 2.3(b)

Form of Guaranty

[see attachment]

LEASE GUARANTEE

     REX STORES CORPORATION, a Delaware corporation (“Guarantor”), whose address is 2875 Needmore Road, Dayton, Ohio 45414, as a material inducement to and in consideration of ____________________, a ____________________ (“Landlord”), entering into a written lease (“Lease”) with ____________________ (“Tenant”), dated ____________, 20___, including any amendments thereto, pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, premises located in the City of __________, State of __________, described on Exhibit A, attached hereto and made a part hereof, together with all buildings and improvements located thereon, unconditionally and absolutely guarantees and promises, to and for the benefit of Landlord, its successors and assigns, that Tenant shall perform the provisions of the Lease that Tenant is to perform, including, but not limited to, payment of Minimum Rent and any and all other sums, charges, costs and expenses payable by Tenant, its successors and assigns, under the Lease and the full performance and observance of all of the covenants, terms, conditions and agreements therein provided to be performed and observed by Tenant, its successors and assigns. The defined terms used herein shall have the same meaning as set forth in the Lease.

      A separate action may be brought or prosecuted against any Guarantor whether the action is brought or prosecuted against Guarantor, Tenant, or whether Guarantor or Tenant, are joined in the action.

     Guarantor waives the benefit of any statute of limitations affecting Guarantor’s liability under this Guarantee.

     The provisions of the Lease may be changed by agreement between Landlord and Tenant, or their respective successors or assigns, at any time, or by course of conduct, without the consent of or without notice to Guarantor, including, without limitation, the rental obligations of Tenant, the Term of the Lease or the time for performance of any obligation thereunder, or the release, compromise or settlement of any Lease obligations. This Guarantee shall guarantee the performance of the Lease as changed.

     This Guarantee shall not be affected by Landlord’s failure or delay to enforce any of its rights or Landlord’s promptness in commencing or diligence in prosecuting suit.

     If Tenant defaults under the Lease, Landlord can proceed immediately against Guarantor or Tenant, or both parties collectively, without prior notice to Guarantor or Landlord can enforce against Guarantor or Tenant, or both parties collectively, any rights that it has under the Lease or pursuant to applicable laws. If the Lease terminates and Landlord has any rights it can enforce against Tenant after termination, Landlord can enforce those rights against Guarantor without giving previous notice to Tenant or Guarantor, or without making any demand on either of them. This Guarantee is a guarantee of payment and not of collection.

     Guarantor waives the right to require Landlord to (1) proceed against Tenant; (2) proceed against or exhaust any security that Landlord holds from Tenant; or (3) pursue any other remedy in Landlord’s power. Guarantor waives any defense by reason of any disability of Tenant, including but not limited to any limitation on the liability or obligation of Tenant under the Lease or its estate in bankruptcy or of any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the National Bankruptcy Act or other statute, or from the decision of any court, and waives any other defense based on the termination of Tenant’s liability from any cause whatsoever. Until all of Tenant’s obligations to Landlord have been discharged in full, Guarantor has no right of subrogation against Tenant. Guarantor waives its rights to enforce any remedies that Landlord now has, or later may have against Tenant. Guarantor waives any right to participate in any security now or later held by Landlord. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guarantee, and waives all notices of the existence, creation or incurring of new or additional obligations.

     This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time any whole or partial payment or performance of any obligation under the Lease is or is sought to be rescinded or must otherwise be restored or returned by Landlord upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Tenant, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for Tenant or any substantial part of Tenant’s property, or otherwise, all as though such payments and performance had not been made.

     If Landlord disposes of its interest in the Lease, the term “Landlord,” as used in this Guarantee, shall mean Landlord’s successors.

     If Landlord is required to enforce Guarantor’s obligations by legal proceedings, Guarantor shall pay to Landlord all costs incurred, including, without limitation, reasonable attorneys’ fees. Guarantor hereby waives trial by jury in any such legal proceedings.

     If any term or provision of this Guarantee, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Guarantee, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guarantee shall be valid and be enforced to the fullest extent permitted by law.

     No waiver by Landlord of any provision or right hereunder shall be implied from any omission by Landlord to take any action on account of Landlord’s right under such provision. Any express waiver by Landlord of any provision or right hereunder shall not act as a waiver of any provision or right elsewhere contained herein, and shall only act as a waiver as specifically expressed in said waiver, and only for the time and to the extent therein stated. One or more waivers by Landlord shall not be construed as a waiver of a subsequent breach of the same provision or right.

     The rights and remedies given to Landlord by this Guarantee shall be deemed to be cumulative and no one of such rights and remedies shall be exclusive at law or in equity of the rights and remedies which Landlord might otherwise have by virtue of a default under this Guarantee, and the exercise of one such right or remedy by Landlord shall not impair Landlord’s standing to exercise any other rights or remedies.

     All the terms, provisions and agreements of this Guarantee shall be construed liberally in favor of Landlord, shall inure to the benefit of and be enforceable by Landlord, its successors and assigns, and shall be binding upon Guarantor and its successors and assigns.

     This Guarantee shall be governed by, and construed in accordance with, the laws of the State of Ohio.

WITNESSES AS TO GUARANTOR:	GUARANTOR:
REX STORES CORPORATION,
a Delaware corporation

By:
Print Name:	Its:

Print Name:

STATE OF OHIO
SS:
COUNTY OF

     Personally appeared before me, the undersigned, a Notary Public, in and for said County and State, _____________________, known to me to be the ________________ of REX STORES CORPORATION, the corporation which executed the foregoing instrument, who acknowledged that he/she did sign and seal the foregoing instrument for and on behalf of said corporation being thereunto duly authorized by its Board of Directors, that the same is his/her free act and deed and the free act and deed of said corporation.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at ____________________, _____________________ this _____ day of ____________, 2007.

Notary Public

[Add to Guarantee: Exhibit A: Description of Leased Premises]

Exhibit 2.3(c)

Form of License Agreement

[see attachment]

Exhibit 3.4(a)

Form of Space Lease Estoppel

TO:

Re:	Proposed purchase of property located at ______________________ (the “Property”), subject to a Lease dated _____________ (“Lease”) between the undersigned (“Tenant”) and __________________________ (“Landlord”), by virtue of that certain Purchase and Sale Agreement between Landlord and _________________________ (“Purchaser”) dated ______________, 2007

Ladies and Gentlemen:

     I. The following statements are made with the knowledge that Purchaser is relying on them in connection with the purchase and assignment of the Landlord’s interest in the Lease and, in connection therewith, Purchaser and Landlord and their respective lenders, successors and assigns (collectively, the “Beneficiaries”) may rely on them for that purpose.

     The undersigned hereby certifies to Purchaser and the other Beneficiaries that the following statements are true, correct and complete as of the date hereof:

     1. The Lease is presently in full force and effect and neither Landlord nor Tenant is in default thereunder beyond any applicable notice or cure period. To the knowledge of the undersigned, no event has occurred that with the giving of notice or the passage of time, or both, would constitute a default by either Landlord or Tenant under the Lease.

     2. The documents constituting the Lease, as described on Exhibit A attached hereto, constitute the entire agreement between Landlord and Tenant and there has been no amendment, written or oral, to the Lease except as included in Exhibit A.

     3. [The term of the Lease commenced on _______________, ____ and, unless sooner terminated in accordance with its terms, the term will end on ____________, with options to extend for successive periods of _______ years each.][The term of the Lease is month-to-month and will expire upon thirty (30) days' prior written notice delivery to Tenant.] [Except the foregoing options to extend, if any,] there are no termination options, purchase options or rights of first refusal regarding the Property except as set forth in the Lease.

     4. Tenant is currently paying $___________ per month as rent under the Lease, which rent obligation is not past due or delinquent in any respect and has been paid through and including ______________________, 2007. [No percentage rent is due under the Lease.] [Percentage rent is due under the Lease, which percentage rent is calculated as follows: _____________, which rent obligation is not past due or delinquent in any respect and has been paid through and including __________________, 2007. Percentage rent paid in 2007 through _________ [current month], 2007 equaled $__________. Percentage rent paid in 2006 equaled $_________.] No rent under the Lease has been paid more than thirty (30) days in advance. The estimated additional rent payable pursuant to the Leases has been paid through and including __________________, 2007 in the following amounts:

[COMPLETE PRIOR TO SENDING, IF APPLICABLE]

Common Area Maintenance
Insurance
Real Estate Taxes
Water/Sewer
Trash
Utilities
Reserve for Major Repairs
Sign
None of the additional rent set forth above is past due or delinquent in any respect.

     5. [Tenant has not made any payment to Landlord as a security deposit or rental deposit.] [Tenant has made a payment to Landlord in the amount of $
_________
as a security deposit.]

     6. Tenant has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Lease or the Premises. To the knowledge of the undersigned, Landlord has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Lease or the Premises.

     7. All exhibits attached hereto are by this reference incorporated fully herein.

     8. The undersigned is duly authorized to execute and deliver this estoppel certificate.

     9. This estoppel certificate is binding upon the undersigned and its successors and assigns and may be relied upon by Purchaser and the other Beneficiaries, and if any mortgage loan encumbering the Property becomes the subject of any securitization, may also be relied upon by the credit rating agency, if any, rating the securities collateralized by the mortgage loan as well as any issuer of such securities and any servicer and/or trustee acting in respect of such securitization.

EXECUTED as of the _____ day of _______________, 2007.

By:
Name:
Title:

Exhibit 3.4(b)

Form of REA Estoppel

TO:

Re:	Proposed assignment of the REA (defined below) pursuant to that certain Purchase and Sale Agreement between _________________________ (“Seller”) and _________________________ (“Purchaser”) dated ______________, 2007 regarding ___________________________ (the “Property”)

Ladies and Gentlemen:

     II. The following statements are made with the knowledge that Purchaser is relying on them in connection with the purchase of the Property and the assignment to Purchaser of the REA (defined below) in connection therewith, and Purchaser and Seller and their respective lenders, successors and assigns, and successor owners of the Property (collectively, the “Beneficiaries”) may rely on them for that purpose.

     The undersigned hereby certifies to Purchaser and the other Beneficiaries that the following statements are true, correct and complete as of the date hereof:

     1. The undersigned is a party to the documents identified on Exhibit A attached hereto (collectively, the “REA”). Seller is a party to the REA with respect to the Property. There have been no amendments, modifications or revisions to the REA, written or oral, except as set forth on Exhibit A.

     2. The REA is presently in full force and effect.

     3. No party is in default under the REA beyond any applicable notice or cure period, including, without limitation, any common area maintenance obligations under the REA, no event has occurred that with the giving of notice or passage of time, or both, could constitute a default under the REA, and no party to the REA owes any payment or other funds under the REA to a third party or other party thereto.

     4. There are no unpaid assessments or charges existing under the REA that are due from Seller or previous owners or occupants of the Property. The amount of assessments or charges assessed against all of the Property subject to the REA for 2005 was $___________, which amount was timely paid in full. No assessments or charges have been paid more than one (1) month in advance.

     5. All construction work, if any, required to be performed by Seller under the REA has been completed as required thereunder and has been accepted by the other party thereto.

     6. The undersigned is duly authorized to execute and deliver this estoppel certificate.

     7. This estoppel certificate is binding upon the undersigned and its successors and assigns and may be relied upon by Purchaser and the other Beneficiaries, and if any mortgage loan encumbering the Property becomes the subject of any securitization, may also be relied upon by the credit rating agency, if any, rating the securities collateralized by the mortgage loan as well as any issuer of such securities and any servicer and/or trustee acting in respect of such securitization.

EXECUTED as of the day of , 2007.

By:
Name:
Title:

Exhibit 4.2(a)(i)

Form of Deed

[see attachment]

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL
TO:

SPACE ABOVE THIS LINE FOR RECORDER’s USE

Special Warranty Deed

For the consideration of Ten Dollars ($10.00), and other valuable considerations, I or we, _____________________________________________________________, do/does hereby convey to _______________________________ the real property situated in _______________ County, _____________ described as Parcel Nos. _______________ [the fee parcels] on Exhibit A attached hereto and made a part hereof.

TOGETHER WITH: any and all rights, benefits, privileges, easements, tenements, hereditaments, rights-of-way and other appurtenances thereon or in any way appertaining thereto, including without limitation Grantor’s interest in Parcel Nos. ___________________ [the appurtenant easements] described on Exhibit A attached hereto and made a part hereto;

SUBJECT ONLY TO: (i) real estate taxes and assessments which are a lien but not yet due and payable, (ii) building and zoning laws, ordinances and regulations, (iii) public streets and rights of way and (iv) such other matters set forth on Exhibit B attached hereto and made a part hereof. And the Grantor hereby binds itself and its successors to warrant and defend the title against all acts of the Grantor herein, and no other, subject to the matters set forth.

Dated as of the _____ day of _______________, 2007.

STATE OF	)
	)	SS:
COUNTY OF	)

On this _____ day of _______________, 2007, before me, a Notary Public in and for said County and State, personally appeared _________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument.

WITNESS my hand and affixed my official seal.

Signature _________________________________

For Notary Seal or Stamp

[Add to Deed: Exhibit A – Legal Description of Property and Exhibit B – Permitted Exceptions]

Exhibit 4.2(a)(ii)

Form of Space Lease Assignment

[see attachment]

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:
____________________________________
____________________________________
____________________________________
____________________________________

ASSIGNMENT AND ASSUMPTION OF LEASES

     THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”) is entered into as of the ____ day of ____________, 2007, between _________________________, a ________________ (“Assignor”) and ______________________, a __________________ (“Assignee”).

     1. Property. The “Property” shall mean the land legally described in Exhibit A attached to this Assignment, together with the buildings, structures and other improvements located thereon.

     2. Leases and Tenancies. The “Leases” shall mean all leases and any amendments thereto identified on Exhibit B attached to this Assignment.

     3. Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby gives, grants, conveys and assigns to Assignee as of the date hereof, the entire right, title and interest of Assignor in and to the Leases.

     4. Assumption. Assignee hereby assumes, and agrees to be bound by and to perform, all of the covenants, agreements and obligations of Assignor under the Leases accruing on or after the date hereof.

     5. Third Parties. No third party shall have the benefit of any of the provisions of this Assignment, nor is this Assignment made with the intent that any person or entity other than Assignor or Assignee rely hereon.

     6. Indemnification by Assignor. Assignor hereby indemnifies Assignee, and agrees to defend and hold Assignee harmless from and against any and all liability, loss, cost, damage and/or expense, including without limitation reasonable attorneys’ fees, which Assignee shall incur in connection to the Leases by reason of any failure or alleged failure of Assignor to have complied with or to have fully performed, before the date hereof, all obligations on its part to have been performed, complied with or discharged under any of the terms and conditions of the Leases.

      7. Indemnification by Assignee. Assignee hereby indemnifies Assignor, and agrees to defend and hold Assignor harmless from and against any and all liability, loss, cost, damage and/or expense, including without limitation reasonable attorneys’ fees, which Assignor shall incur in connection with the Leases by reason of any failure or alleged failure of Assignee, as the successor to Assignor, to comply with or to fully perform, on and after the date hereof, all obligations to be performed or complied with under any of the terms and conditions in of the Leases.

      8. Counterparts. This Agreement may be executed in any number of counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as a single instrument. For purposes of this Agreement, a facsimile of an executed counterpart shall constitute an original.

     9. Successors and Assigns. The terms and conditions of this Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

[signatures on following page]

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first above written.

ASSIGNEE:	ASSIGNOR:
By: _____________________________________
Name: ____________________________________	By: _____________________________________
Title: _____________________________________	Name: ____________________________________
Title: _____________________________________

[**add appropriate notary blocks]

Exhibit 4.2(a)(iii)

Form of Non-Foreign Transferor Certification

NON-FOREIGN AFFIDAVIT

Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by ____________________, a _________ limited liability company (“Transferor”), the undersigned hereby certifies the following on behalf of the Transferor:

     1. Transferor is not a foreign corporation, foreign partnership, foreign trust, foreign estate, or foreign person (as those terms are defined in the Internal Revenue Code and the Income Tax Regulations promulgated thereunder);

     2. Transferor’s U.S. employer identification number is __________; and

     3. Transferor’s address is .

Transferor understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury the undersigned declares that it has examined this certification and to the best of its knowledge and belief it is true, correct and complete, and it further declares that it has authority to sign this document on behalf of Transferor.

Dated: _____________ ____, 2007

Transferor:

By:
Name:
Title:

Exhibit 4.2(a)(vii)

Form of Date-Down Letter

CLOSING CERTIFICATE

__________________________, a __________ limited liability company (“Seller”), hereby certifies and confirms for the benefit of ___________________________ (“Purchaser”), that all representations and warranties made by Seller in the Purchase and Sale Agreement dated _______________, 2007, by and between Seller and Purchaser, are true and correct in all material respects as of the date hereof.

DATED as of the ____ day of ________________, 2007.

By:
Name:
Title:

Exhibit 4.2(a)(x)

Form of REA Assignment

[see attachment]

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:
____________________________________
____________________________________
____________________________________
____________________________________

ASSIGNMENT AND ASSUMPTION

OF RECIPROCAL EASEMENT AGREEMENT

     THIS ASSIGNMENT AND ASSUMPTION OF RECIPROCAL EASEMENT AGREEMENT (this “Assignment”) is entered into as of the ____ day of ____________, 20__, between ________________________, a ___________________ (“Assignor”) and ___________________________________, a __________________ (“Assignee”).

     1. Property. The “Property” shall mean the land legally described in Exhibit A attached to this Assignment, together with the buildings structures and other improvements located thereon.

     2. REA. The “REA” shall mean the agreements affecting the Property, or any part thereof, listed on Exhibit B attached to this Assignment as amended or supplemented from time to time.

     3. Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby gives, grants, conveys and assigns to Assignee as of the date hereof the entire right, title and interest of Assignor in and to the REA.

     4. Assumption. Assignee hereby assumes, and agrees to be bound by and to perform, all of the covenants, agreements and obligations of Assignor under the REA described on Exhibit B accruing on or after the date hereof.

     5. Indemnification by Assignor. Assignor hereby indemnifies Assignee, and agrees to defend and hold Assignee harmless from and against any and all liability, loss, cost, damage and/or expense, including, without limitation, reasonable attorneys’ fees, which Assignee shall incur in connection to the REA by reason of any failure or alleged failure of Assignor to have complied with or to have fully performed, before the date hereof, all obligations on its part to have been performed, complied with or discharged under any of the terms and conditions of the REA.

     6. Indemnification by Assignee. Assignee hereby indemnifies Assignor, and agrees to defend and hold Assignor harmless from and against any and all liability, loss, cost, damage and/or expense, including without limitation reasonable attorneys’ fees, which Assignor shall incur in connection with the REA by reason of any failure or alleged failure of Assignee, as the successor to Assignor, to comply with or to fully perform, on and after the date hereof, all obligations to be performed or complied with under any of the terms and conditions in of the REA.

      7. Counterparts. This Agreement may be executed in any number of counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as a single instrument. For purposes of this Agreement, a facsimile of an executed counterpart shall constitute an original.

     8. Successors and Assigns. The terms and conditions of this Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

[signatures on following page]

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first above written.

ASSIGNEE:	ASSIGNOR:
By: _____________________________________
Name: ____________________________________	By: _____________________________________
Title: _____________________________________	Name: ____________________________________
Title: _____________________________________

[**add appropriate notary blocks]

Exhibit 4.2(a)(xii)

Form of Bill of Sale and Assignment

[see attachment]

BILL OF SALE AND ASSIGNMENT

     This BILL OF SALE AND ASSIGNMENT (this “Bill of Sale”) is made and entered into as of ________ __, 2007, by and between _______________________________, a ___________________ (“Assignor”), and _____________________________, a _________________ (“Assignee”).

     In consideration of the sum of Ten Dollars ($10) and other good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby assign, transfer, convey and deliver to Assignee, its successors and assigns, all of Seller’s right title and interest in and to the Personal Property and Intangible Property, as such terms are defined in the Purchase and Sale Agreement, by and between Assignor and Assignee, dated as of
___________
, 2007 (the “Purchase Agreement”).

     Assignor warrants to Assignee that Assignor owns all right, title and interest in the Personal Property and Intangible Property free and clear of any lien, security interest or adverse claim.

[signatures on following page]

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Bill of Sale as of the day and year first above written.

ASSIGNEE:	ASSIGNOR:
By: _____________________________________
Name: ____________________________________	By: _____________________________________
Title: _____________________________________	Name: ____________________________________
Title: _____________________________________

Exhibit 12(f)

Insurance Certificate

[see attachment]

Schedule 2.1(a)(iv)

Schedule of Space Lease Documents

Store 88 – 1801 Norman Drive, Valdosta, Georgia

Lease dated January 30, 2006 between Kelly & Cohen Appliances, Inc., as landlord, and Dollar Tree Stores, Inc., as tenant

Store 108 – 2619 Dawson Road, Albany, Georgia

Lease dated September 23, 2005 between Kelly & Cohen Appliances, Inc., as landlord, and Dollar Tree Stores, Inc., as tenant

Store 142 - 6748 N.W. Cache Road, Lawton, Oklahoma

Lease dated October 14, 2005 between Stereo Town, Inc., as landlord, and Dollar Tree Stores, Inc., as tenant

Store 163 - 2376 David Lyle Boulevard, Rock Hill, South Carolina

Lease dated January 30, 2006 between Kelly & Cohen Appliances, Inc., as landlord, and Dollar Tree Stores, Inc., as tenant

Store 214 - 2200 Orchard Crossing, Benton Harbor, Michigan

Lease dated December 10, 2003 between Rex Radio and Television, Inc., as landlord, and Goodwill Industries of Southwestern Michigan, Inc., as tenant

Store 265(a) – 2350 Airline Drive, Bossier City, Louisiana

Lease dated February 24, 2006 between Rex Radio and Television, Inc., as landlord, and Dollar Tree Stores, Inc., as tenant

Store 265(b) – 2350 Airline Drive, Bossier City, Louisiana

Lease dated August 9, 2001 between Rex Radio and Television, Inc., as landlord, and Nexola Communications, Inc., as tenant

Store 288 - 8165 US Highway 1/141, Iron Mountain, Michigan

Lease dated October 14, 2005 between Rex Radio and Television, Inc., as landlord, and Dollar Tree Stores, Inc., as tenant

Letter from landlord dated April 20, 2006 representing that actual real estate tax base for 2004 is $12,029.00 (rather than $6,209.81 as set forth in Section A.11.b.2 of the Lease)

Store 307 - 2651 SE Washington Boulevard, Bartlesville, Oklahoma

Lease dated October 14, 2005 between Stereo Town, Inc., as landlord, and Dollar Tree Stores, Inc., as tenant

Store 309 - 1600 Memorial Road, Houghton, Michigan

Lease dated October 14, 2005 between Rex Radio and Television, Inc., as landlord, and Dollar Tree Stores, Inc., as tenant

Schedule 2.3(a)(i)

Schedule of Twenty Leased Properties

Store No.	Address	City	State	ZIP	County	SF
3	2119 E. Dorothy Lane	Kettering	OH	45420	Montgomery	10,507
32	2440 Broad Street	Sumter	SC	29151	Sumter	13,527
45	8522 US Hwy 441	Leesburg	FL	34788	Lake	12,000
103	1821 Beltline Road SW	Decatur	AL	35601	Morgan	11,000
129	2920 Cheney Highway	Titusville	FL	32780	Brevard	12,000
147	1414 Poleline Road East	Twin Falls	ID	83301	Twin Falls	11,988
194	4322 John Ben Sheppard	Odessa	TX	79762	Ector	11,009
202	4903 Milan Road	Sandusky	OH	44870	Erie	11,918
207	2550 E. Morris Blvd.	Morristown	TN	37813	Hamblen	7,650
218	2152 Dell Range Blvd.	Cheyenne	WY	82009	Laramie	11,700
219	3650 E. 2nd Street	Casper	WY	82601	Natrona	13,932
233	107 Sandy Court	Danville	VA	24541	Danville City	11,900
238	4361 Venture Drive	Peru	IL	61354	La Salle	15,000
254	1573 N. State Rte 50	Bradley	IL	60915	Kankakee	11,748
276	2250 Tiffin Ave.	Findlay	OH	45840	Hancock	11,984
280	5071 State Hwy 23	Oneonta	NY	13820	Otsego	11,400
283	13115 Lee Highway	Bristol	VA	24202	Bristol	11,988
306	1611 West Rose Street	Walla Walla	WA	99362	Walla Walla	11,400
314	2200 E. Main Street	Owosso	MI	48867	Shiawassee	11,988
324	3869 N. Gloster	Tupelo	MS	38801	Lee	11,720

Schedule 2.3(a)(ii)

Schedule of Twenty Non-Leased Properties

Store No.	Address	City	State	ZIP	County	SF
10	5225 Highway 18 South	Jackson	MS	39209	Hinds	11,996
52	2651 29th St.	Greeley	CO	80631	Weld	12,980
61	1725 32nd Ave. S.	Grand Forks	ND	58201	Grand Forks	11,844
67	241 W. 15th Street	Panama City	FL	32401	Bay	8,746
78	3548 Rt. 281	Cortland	NY	13045	Cortland	11,988
97	2717 W. 26th Street	Erie	PA	16506	Erie	12,000
112	4099 McDonald Drive	Dubuque	IA	52002	Dubuque	11,830
120	803 S. Wheatley Street	Ridgeland	MS	39158	Madison	9,920
144	946 Orleans Road	Charleston	SC	29407	Charleston	11,058
145	1817 S. Ave. West	Missoula	MT	59801	Missoula	11,840
155	2827 Watson Blvd.	Warner Robins	GA	31093	Houston	11,900
169	2045 Statesville Blvd.	Salisbury	NC	28144	Rowan	10,064
183	7130 Rivers Ave.	Charleston	SC	29418	Charleston	9,600
193	106 East Loop 281	Longview	TX	75601	Gregg	11,918
216	4130 E. Wilder Road	Bay City	MI	48706	Bay	13,940
221	2223 Colorado Boulevard	Denton	TX	76205	Denton	11,985
231	3501 4th St. SW	Mason City	IA	50401	Cerro Gordo	11,988
248	20839 State Route 3	Watertown	NY	13601	Jefferson	11,880
252	96 Airport Beltway	Hazelton	PA	18201	Luzerne	11,988
272	2749 Military Road	Niagara Falls	NY	14305	Niagara	11,988

Schedule 2.3(e)

Schedule of Twenty-Two Properties

Store No.	Address	City	State	ZIP	County	SF
3	2119 E. Dorothy Lane	Kettering	*/OH	45420	Montgomery	10,507
32	2440 Broad Street	Sumter	SC	29151	Sumter	13,527
45	8522 US Hwy 441	Leesburg	FL	34788	Lake	12,000
103	1821 Beltline Road SW	Decatur	AL	35601	Morgan	11,000
129	2920 Cheney Highway	Titusville	FL	32780	Brevard	12,000
133	4436 Tamiami Trial	Naples	FL	33962	Collier	11,958
143	28270 S. Tamiami Trail	Bonita Springs	FL	34134	Lee	11,988
147	1414 Poleline Road East	Twin Falls	ID	83301	Twin Falls	11,988
194	4322 John Ben Sheppard	Odessa	TX	79762	Ector	11,009
202	4903 Milan Road	Sandusky	OH	44870	Erie	11,918
207	2550 E. Morris Blvd.	Morristown	TN	37813	Hamblen	7,650
218	2152 Dell Range Blvd.	Cheyenne	WY	82009	Laramie	11,700
219	3650 E. 2nd Street	Casper	WY	82601	Natrona	13,932
233	107 Sandy Court	Danville	VA	24541	Danville City	11,900
238	4361 Venture Drive	Peru	IL	61354	La Salle	15,000
254	1573 N. State Rte 50	Bradley	IL	60915	Kankakee	11,748
264	2313 N. Monroe	Monroe	MI	48162	Monroe	16,488
280	5071 State Hwy 23	Oneonta	NY	13820	Otsego	11,400
283	13115 Lee Highway	Bristol	VA	24202	Bristol	11,988
306	1611 West Rose Street	Walla Walla	WA	99362	Walla Walla	11,400
314	2200 E. Main Street	Owosso	MI	48867	Shiawassee	11,988
324	3869 N. Gloster	Tupelo	MS	38801	Lee	11,720

Schedule 3.1(a)(xix)

Schedule of Service Contracts

NONE

Schedule 3.3(f)

Additional Properties

Store No.	Address	City	State	State	ZIP	County	SF
60	3501 6th Ave. S.E.	Aberdeen	South Dakota	SD	57401	Brown	11,956
254	1573 N. State Rte 50	Bradley	Illinois	IL	60915	Kankakee	11,748
271	979 St. Rte 5 & US 20	Geneva	New York	NY	14556	Ontario	11,970
292	2100 Memorial Drive	Waycross	Georgia	GA	31501	Ware	11,988
248	20839 State Route 3	Watertown	New York	NY	13601	Jefferson	11,880
118	1305 81 E. Ash Street	Piqua	Ohio	OH	45356	Miami	12,000
104	120 N. Range Line	Joplin	Missouri	MO	65801	Jasper	12,000
316	1603 E. Dixie Drive	Asheboro	North Carolina	NC	27203	Randolph	12,000

Schedule 3.3(i)

Environmental Assessment Properties

Store No.	Address	City	State	State	ZIP	County	SF
290	2615 Lincoln Way	Clinton	Iowa	IA	52732	Clinton	11,988
276	2250 Tiffin Ave.	Findlay	Ohio	OH	45840	Hancock	11,984
231	3501 4th St. SW	Mason City	Iowa	IA	50401	Cerro Gordo	11,988
291	1823 S. West Avenue	Freeport	Illinois	IL	61032	Stephenson	11,970

Schedule 3.6(a)(vii)

Schedule of 25 Properties

Store No.	Address	City	State	State	ZIP	County	SF
60	3501 6th Ave. S.E.	Aberdeen	South Dakota	SD	57401	Brown	11,956
108	2619 Dawson Road	Albany	Georgia	GA	31707	Dougherty	10,000
307	2654 S.E. Washington Blvd.	Bartlesville	Oklahoma	OK	74006	Washington	12,000
143	28270 S. Tamiami Trail	Bonita Springs	Florida	FL	34134	Lee	11,988
265	2350 Airline Drive	Bossier City	Louisiana	LA	71111	Bossier Parish	14,985
254	1573 N. State Rte 50	Bradley	Illinois	IL	60915	Kankakee	11,748
283	13115 Lee Highway	Bristol	Virginia	VA	24202	Bristol	11,988
219	3650 E. 2nd Street	Casper	Wyoming	WY	82601	Natrona	13,932
218	2152 Dell Range Blvd.	Cheyenne	Wyoming	WY	82009	Laramie	11,700
290	2615 Lincoln Way	Clinton	Iowa	IA	52732	Clinton	11,988
276	2250 Tiffin Ave.	Findlay	Ohio	OH	45840	Hancock	11,984
271	979 St. Rte 5 & US 20	Geneva	New York	NY	14556	Ontario	11,970
242	1804 N. Diers Avenue	Grand Island	Nebraska	NE	68803	Hall	14,652
52	2651 29th St.	Greeley	Colorado	CO	80631	Weld	12,980
288	W8165 Hwy 2 & 141 South	Iron Mountain	Michigan	MI	49801	Dickinson	11,988
142	6748 NW Cache Road	Lawton	Oklahoma	OK	73505	Comanche	12,000
231	3501 4th St. SW	Mason City	Iowa	IA	50401	Cerro Gordo	11,988
145	1817 S. Ave. West	Missoula	Montana	MT	59801	Missoula	11,840
133	4436 Tamiami Trial	Naples	Florida	FL	33962	Collier	11,958
175	30512 U.S. Hwy 19 S.	Palm Harbor	Florida	FL	34684	Pinellas	11,000
238	4361 Venture Drive	Peru	Illinois	IL	61354	La Salle	15,000
217	1612 Highway 50 West	Pueblo	Colorado	CO	81008	Pueblo	11,988
324	3869 N. Gloster	Tupelo	Mississippi	MS	38801	Lee	11,720
88	1801 Norman Drive	Valdosta	Georgia	GA	31601	Lowndes	12,000
306	1611 West Rose Street	Walla Walla	Washington	WA	99362	Walla Walla	11,400

Schedule 6.1(c)(i)

Schedule of Purchase Option Agreements

Store No.	Property Address	Purchase Option Agreement

103	1821 Beltline Road SW	Deed from Beltline-Decature to Seller, dated October
	Decatur, AL 35601	22, 1986

160	1145 East Main Street	Supplemental Agreement, between Kelly & Cohen
	Carbondale, IL 62901	Appliances, Inc. and UM Partners, dated June 5, 1994
(recorded)

201	331 Graft Road	General Warranty Deed, by Newtowne Mall
	New Philadelphia, OH	Associates Limited Partnership, as grantor, to Rex, as
	44663	grantee, dated August 25, 1993

207	2550 E. Morris Blvd.	Special Warranty Deed, by CBL Morristown, Ltd., as
	Morristown, TN 37813	grantor, to Kelly & Cohen Appliances, Inc., as
grantee, dated October 15, 1993

252	96 Airport Beltway	Supplemental Agreement, dated November 26, 1971,
	Hazelton, PA 18201	and recorded in Book 1737, Page 1058.

316	1603 E. Dixie Drive	Easement and Restriction Agreement dated
	Asheboro, NC 27203	September 5, 2000, by and among Randolph Fringe
Land, Ltd., Kelly & Cohen Appliances, Inc. and JG
Randolph LLC (recorded) (referenced also in Special
Warranty Deed, by Randolph Fringe Land, Ltd., as
grantor, to Kelly & Cohen Appliances, Inc., as
grantee, dated September 5, 2000)

Schedule 6.1(c)(ii)

Schedule of Right of First Refusal Agreements

Store No.	Property Address	Right of First Refusal Agreements

103	1821 Beltline Road SW	Deed from Beltline-Decatur to Seller, dated October
	Decatur, AL 35601	22, 1986

145	1817 S. Ave. West	Right of First Refusal, between Kelly & Cohen
	Missoula, MT 59801	Appliances, Inc. and Southgate Mall Associates, LLP
(“Southgate”), dated November 4, 1998

155	2827 Watson Blvd.	Right of First Refusal to Purchase, between Kelly &
	Warner Robbins, GA	Cohen Appliances, Inc. and S.G.I., Inc., dated
	31093	August 15, 1994

160	1145 East Main Street	Supplemental Agreement, between Kelly & Cohen
	Carbondale, IL 62901	Appliances, Inc. and UM Partners, dated June 5, 1994
(recorded)

207	2550 E. Morris Blvd.	Special Warranty Deed, by CBL Morristown, Ltd., as
	Morristown, TN 37813	grantor, to Kelly & Cohen Appliances, Inc., as
grantee, dated October 15, 1993

214	2200 Orchard Crossing	Lease Agreement, by and between Goodwill
	Benton Harbor, Michigan	Industries of Southwestern Michigan, Inc. and Rex
	49022	Radio and Television, Inc., dated December 10, 2003

223	3035 Northridge East	Grant Deed from Ashtabula Mall Company to Seller,
	Ashtabula, OH 44004	dated c. August 10, 1995, and recorded in Vol. 082,
Page 9878 of the county records.

264	2313 N. Monroe	Grant Deed from Frenchtown Square Partnership to
	Monroe, MI 48162	Kelly & Cohen, dated c. December 7, 1999, recorded
in Liber 1872, Page 0009.

316	1603 E. Dixie Drive	Easement and Restriction Agreement dated
	Asheboro, NC 27203	September 5, 2000, by and among Randolph Fringe
Land, Ltd., Kelly & Cohen Appliances, Inc. and JG
Randolph LLC (recorded) (referenced also in Special

Store No.	Property Address	Right of First Refusal Agreements

Warranty Deed, by Randolph Fringe Land, Ltd., as
grantor, to Kelly & Cohen Appliances, Inc., as
grantee, dated September 5, 2000)

Schedule 6.1(e)

Schedule of Litigation

NONE

Schedule 6.1(h)

Schedule of Leasing Commissions

NONE

Schedule 6.1(j)

Schedule of Required Consents

NONE

Schedule 15.17

Purchase Price Allocations

Store No.	Address	City	State	ZIP	County	SF	Allocated Purchase Price
	1821 Beltline Road
103	SW	Decatur	AL	35601	Morgan	11,000	$1,320,000

145	1817 S. Ave. West	Missoula	MT	59801	Missoula	11,840	$1,598,400
		Warner
155	2827 Watson Blvd.	Robins	GA	31093	Houston	11,900	$1,428,000
	1145 East Main
160	Street	Carbondale	IL	62901	Jackson	11,211	$1,345,320
	2550 E. Morris
207	Blvd.	Morristown	TN	37813	Hamblen	7,650	$918,000
	2200 Orchard	Benton
214	Crossing	Harbor	MI	49022	Berrien	11,985	$1,477,579
	3035 Northridge
223	East	Ashtabula	OH	44004	Ashtabula	11,960	$1,435,200

264	2313 N. Monroe	Monroe	MI	48162	Monroe	16,488	$1,731,240

316	1603 E. Dixie Drive	Asheboro	NC	27203	Randolph	12,000	$1,440,000

	TOTALS					106,034	$12,693,739.00